DWS STRATEGIC MUNICIPAL INCOME TRUST
STATEMENT ESTABLISHING AND FIXING THE
RIGHTS AND PREFERENCES
OF FLOATING RATE MUNICIPAL TERM
PREFERRED SHARES


1.	DEFINITIONS	1
1.1	Definitions	1
1.2	Interpretation	10
2.	TERMS APPLICABLE TO ALL
SERIES OF FLOATING RATE
MUNICIPAL TERM PREFERRED
SHARES	10
2.1	Number of Shares; Ranking	10
2.2	Dividends and Distributions	11
2.3	Liquidation Rights	14
2.4	Coverage and Leverage Tests	15
2.5	Redemption	16
2.6	Voting Rights	22
2.7	Rating Agencies	26
2.8	Issuance of Additional Preferred
Shares	26
2.9	Status of Redeemed or
Repurchased MTPS Shares	26
2.10	Distributions with respect to
Taxable Allocations	26
2.11	Term Redemption Liquidity
Account and Liquidity
Requirement	28
2.12	Global Shares	29
2.13	Notice	29
2.14	Termination	29
2.15	Appendices	30
2.16	Actions on Other than Business
Days	30
2.17	Modification	30
2.18	Transfers	30
2.19	No Additional Rights	30
2.20	Treatment of MTPS as Equity	31
2.21	Limitation of Liability	31


STATEMENT ESTABLISHING AND FIXING THE
RIGHTS AND PREFERENCES
OF FLOATING RATE MUNICIPAL TERM
PREFERRED SHARES
       DWS Strategic Municipal Income Trust (the
"Fund"), a Massachusetts business trust, certifies that:
RECITALS
       FIRST:  The Fund is authorized under Article III
of the Fund's Amended and Restated Agreement and
Declaration of Trust, as amended (which, as hereafter restated or amended from time to time, is herein called the "Declaration"), to issue an unlimited number of
shares of separate classes of beneficial interest, par value
$0.01 per share.
       SECOND:  Pursuant to the authority expressly
vested in the Board of Trustees of the Fund by Article III of the Declaration, the Board of Trustees has, by resolution, authorized the issuance of a class of preferred shares, $0.01 par value per share, of the Fund, such shares to be classified as Floating Rate Municipal Term Preferred Shares ("MTPS"), and such MTPS to be issued in one or more series (each such series, a
"Series").
       THIRD:  The preferences, voting powers,
restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each Series of MTPS are set forth in this Statement, as modified, amended or supplemented in an appendix hereto (each,
an "Appendix" and collectively, the "Appendices") specifically relating to such Series as now or hereafter filed by the Fund with the Secretary of the
Commonwealth of Massachusetts (each such Series
being referred to herein as a "Series of MTPS Shares,"
"MTPS Shares of a Series" or a "Series," and shares of
all such Series being referred to herein individually as a "MTPS Share" and collectively as the "MTPS Shares").
       1.	DEFINITIONS
             1.1	Definitions.  Unless the context
or use indicates another or different meaning or intent and except with respect to any Series as specifically provided in the Appendix applicable to such Series, each of the following terms when used in this Statement shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:
       "1940 Act" means the Investment Company Act of 1940, as amended.
       "1940 Act Asset Coverage" means "asset
coverage," as defined for purposes of Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of stock for purposes of the 1940 Act, including all outstanding MTPS Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act or by rule, regulation or order of United States Securities and Exchange Commission as the minimum asset coverage for senior securities which are shares of stock of a closed-end investment company).
       "Adviser" means Deutsche Investment
Management Americas, Inc., or such other entity as shall be then serving as the investment adviser of the Fund, and shall include, as appropriate, any subadviser duly appointed by the Adviser.
       "Agent Member" means a Person with an
account at the Securities Depository that holds one or more MTPS Shares through the Securities Depository, directly or indirectly, for a Designated Owner and that will be authorized and instructed, directly or indirectly, by a Designated Owner to disclose information to the Redemption and Paying Agent with respect to such Designated Owner.

       "Allocation Notification Period" shall have the meaning set forth in Section 2.10(a).
       "Appendices" and "Appendix" shall have the respective meanings set forth in the Recitals of this Statement.
       "Applicable Spread" means, with respect to any Rate Period for any Series of MTPS Shares, the percentage per annum set forth in the table directly below opposite the highest applicable credit rating assigned to the MTPS Shares, unless the lowest applicable credit rating is below A-, in which case the Applicable Spread shall mean the percentage per annum set forth below opposite the lowest applicable credit rating assigned to such Series by any Rating Agency on the Rate Determination Date for such Rate Period;
provided, however, that, if such Series of MTPS Shares is not assigned a credit rating by any Rating Agency on the Rate Determination Date for any Rate Period for such Series of MTPS Shares as a result of each NRSRO that would otherwise constitute a Rating Agency ceasing to rate tax-exempt closed-end investment companies generally, "Applicable Spread" means, with respect to such Rate Period, (i) the percentage per annum in such table set forth opposite the lowest applicable credit rating most recently assigned to such Series by any Rating Agency prior to such Rate Determination Date or
(ii) 6.25% per annum if such percentage per annum set forth opposite such lowest applicable credit rating is 4.00% per annum.
Long-Term Ratings*


Standard & Poor's
Moody's
Applicable
Percentage**
AAA to AA-
Aaa to Aa3
1.10%
A+
A1
1.30%
A
A2
1.50%
A-
A3
1.70%
BBB+
Baa1
2.60%
BBB
Baa2
2.75%
BBB-
Baa3
2.90%
Below BBB-
Below Baa3
4.00%

*	And/or the equivalent long-term rating of an Other Rating
Agency then rating the MTPS Shares.
**	Unless an Increased Rate Period is in effect for the relevant
Rate Period or the Increased Rate otherwise applies to any
portion of a Rate Period, in which case the Applicable Spread shall be 6.25% for such period or portion thereof, as the case may be.
       "Asset Coverage" means "asset coverage," as
defined for purposes of Section 18(h) of the 1940 Act as
in effect on the date hereof, with respect to all
outstanding senior securities of the Fund which are
shares of stock for purposes of the 1940 Act, including
all Outstanding MTPS Shares, determined on the basis
of values calculated as of a time within 48 hours (only
including Business Days) next preceding the time of
such determination.
       "Asset Coverage Cure Date" means, with
respect to the failure by the Fund to maintain Asset
Coverage of at least 225% as of the close of business on
a Business Day (as required by Section 2.4(a)), the date
that is ten (10) Business Days following such Business
Day.
       "Below Investment Grade" means, with respect
any Series of MTPS Shares and as of any date, the
following ratings with respect to each Rating Agency (to
the extent it is a Rating Agency on such date):
             (i)	lower than
BBB-, in the case of Standard & Poor's;
             (ii)	lower than
Baa3, in the case of Moody's; and
             (iii)	lower than an
equivalent long-term credit rating to that
set forth in clauses (i) and (ii) in the case
of an Other Rating Agency.
       "Board of Trustees" means the Board of
Trustees of the Fund or any duly authorized committee
thereof as permitted by applicable law.
       "Business Day" means any day other than a day
on which (i) commercial banks in The City of New
York, New York are required or authorized by law or
executive order to close or (ii) the New York Stock
Exchange is closed.
       "By-Laws" means the By-Laws of the Fund, as
amended from time to time.
       "Code" means the Internal Revenue Code of
1986, as amended.
       "Common Shares" means the common shares of
beneficial interest, par value $0.01 per share, of the
Fund.
       "Conditional Acceptance" shall have the
meaning set forth in Section 2.5(a).
       "Custodian" means a bank, as defined in
Section 2(a)(5) of the 1940 Act, that has the
qualifications prescribed in paragraph 1 of Section 26(a)
of the 1940 Act, or such other entity as shall be
providing custodian services to the Fund as permitted by
the 1940 Act or any rule, regulation, or order thereunder,
and shall include, as appropriate, any similarly qualified
subcustodian duly appointed by the Custodian.
       "Custodian Agreement" means the Custodian
Agreement by and between the Custodian and the Fund.
       "Date of Original Issue" means, with respect to
any Series, the date specified as the Date of Original
Issue for such Series in the Appendix for such Series.
       "Declaration" shall have the meaning set forth in
the Recitals of this Statement.
       "Default" shall mean a Dividend Default or a
Redemption Default.
       "Deposit Securities" means, as of any date, any
United States dollar-denominated security or other
investment of a type described below that either (i) is a
demand obligation payable to the holder thereof on any
Business Day or (ii) has a maturity date, mandatory
redemption date or mandatory payment date, on its face
or at the option of the holder, preceding the relevant
Redemption Date, Dividend Payment Date or other
payment date in respect of which such security or other
investment has been deposited or set aside as a Deposit
Security:
             (1)	cash or any cash
equivalent;
             (2)	any U.S. Government
Obligation;
             (3)	any Municipal
Obligation that has a credit rating from at least
one NRSRO that is the highest applicable rating
generally ascribed by such NRSRO to Municipal
Obligations as of the date of this Statement (or
such rating's future equivalent);
             (4)	any Municipal
Obligation that has been pre-refunded by the
issuer thereof with the proceeds of such
refunding having been irrevocably deposited in
trust or escrow for the repayment thereof;
             (5)	any investment in any
money market fund registered under the 1940
Act that qualifies under Rule 2a-7 under the
1940 Act, or similar investment vehicle
described in Rule 12d1-1(b)(2) under the 1940
Act, that invests principally in Municipal
Obligations or U.S. Government Obligations or
any combination thereof; or
             (6)	any letter of credit from
a bank or other financial institution that has a
credit rating from at least one NRSRO that is the
highest applicable rating generally ascribed by
such NRSRO to bank deposits or short-term
debt of banks or other financial institutions as of
the date of this Statement (or such rating's future
equivalent).
       "Derivative Contract" means (a) any and all rate
swap transactions, basis swaps, credit derivative
transactions, forward rate transactions, commodity
swaps, commodity options, forward commodity
contracts, equity or equity index swaps or options, bond
or bond price or bond index swaps or options or forward
bond or forward bond price or forward bond index
transactions, interest rate options, forward foreign
exchange transactions, cap transactions, floor
transactions, collar transactions, currency swap
transactions, cross-currency rate swap transactions,
currency options, spot contracts, futures or any other
similar transactions or any combination of any of the
foregoing (including any options to enter into any of the
foregoing), whether or not any such transaction is
governed by or subject to any master agreement and
(b) any and all transactions of any kind, and the related
confirmations, which are subject to the terms and
conditions of, or governed by, any form of master
agreement published by the International Swaps and
Derivatives Association, Inc., any International Foreign
Exchange Master Agreement, or any other master
agreement (any such master agreement, together with
any related schedules, a "Master Agreement"), including
any obligations or liabilities under any Master
Agreement.
       "Derivative Termination Value" means, in
respect of any one or more Derivative Contracts, after
taking into account the effect of any legally enforceable
netting agreement relating to such Derivative Contracts,
(a) for any date on or after the date such Derivative
Contracts have been closed out and termination value(s)
determined in accordance therewith, such termination
value(s) and (b) for any date prior to the date referenced
in clause (a), the amount(s) determined as the mark-to-
market value(s) for such Derivative Contracts, as
determined based upon one or more mid-market or other
readily available quotations provided by any recognized
dealer in such Derivative Contracts (which, as permitted
by applicable law, may include a Designated Owner or
Holder of MTPS Shares of any Series or an affiliate of
such Designated Owner or Holder).
       "Designated Owner" means a Person in whose
name MTPS Shares of any Series are recorded as
beneficial owner of such MTPS Shares by the Securities
Depository, an Agent Member or other securities
intermediary on the records of such Securities
Depository, Agent Member or securities intermediary, as
the case may be.
       "Dividend Default" shall have the meaning set
forth in Section 2.2(g)(i).
       "Dividend Payment Date" means, with respect
to any Series, the Dividend Payment Date for such
Series set forth in the Appendix for such Series.
       "Dividend Period" means, with respect to any
Series, the Dividend Period for such Series set forth in
the Appendix for such Series.
       "Dividend Rate" means, with respect to any
Rate Period for a Series of MTPS Shares and subject to
the adjustment described in Section 2.10(a), the Index
Rate for such Rate Period plus the Applicable Spread for
such Rate Period; provided, however, that with respect
to any Increased Rate Period (or any portion of a Rate
Period to which the Increased Rate otherwise applies),
the Dividend Rate shall mean the Increased Rate for
such Increased Rate Period (or such portion of a Rate
Period); and provided further that the Dividend Rate for
any Rate Period (or portion thereof) shall in no event
exceed the Maximum Rate.
       "Effective Leverage Ratio" shall have the
meaning set forth in Section 2.4(d).
       "Effective Leverage Ratio Cure Date" shall have
the meaning set forth in Section 2.5(b)(ii)(A).
       "Electronic Means" means email transmission,
facsimile transmission or other similar electronic means
of communication providing evidence of transmission
(but excluding online communications systems covered
by a separate agreement) acceptable to the sending party
and the receiving party, in any case if operative as
between any two parties, or, if not operative, by
telephone (promptly confirmed by any other operative
method set forth in this definition), which, in the case of
notices to the Redemption and Paying Agent and the
Custodian, shall be sent by such means to each of its
representatives set forth in the Redemption and Paying
Agent Agreement and the Custodian Agreement,
respectively.
       "Exchange Act" means the Securities Exchange
Act of 1934, as amended.
       "Fitch" means Fitch Ratings, a part of the Fitch
Group, which is a majority owned subsidiary of Fimalac,
S.A., and any successor or successors thereto.
       "Fund" shall have the meaning set forth in the
Preamble to this Statement.
       "Gross-Up Distribution" means, in respect of
any dividend, a payment to a Holder of MTPS Shares of
an amount that, giving effect to the Taxable Allocations
included in such dividend, if any, would cause such
Holder's after-tax returns (after federal income tax
consequences, taking into account both the Taxable
Allocation and the Gross-Up Distribution) to be equal to
the after-tax return such Holder would have received if
the dividend had not included any such Taxable
Allocation.  Such Gross-Up Distribution shall be
calculated (i) without consideration being given to the
time value of money; (ii) assuming that no Holder of
MTPS Shares is subject to the federal alternative
minimum tax with respect to dividends received from
the Fund; and (iii) assuming that each Taxable
Allocation and each Gross-Up Distribution (except to
the extent such Gross-Up Distribution is reported as an
exempt-interest dividend for purposes of
Section 852(b)(5) of the Code) would be taxable in the
hands of each Holder of MTPS Shares at the maximum
marginal regular federal individual income tax rate
applicable to ordinary income or net capital gain, as
applicable, or the maximum marginal regular federal
corporate income tax rate applicable to ordinary income
or net capital gain, as applicable, whichever is greater, in effect at the time such Gross-Up Distribution is paid,
disregarding in each case the effect of any state or local
taxes and the phase-out of, or provisions limiting,
personal exemptions, itemized deductions, or the benefit
of lower tax brackets.
       "Holder" means, with respect to the MTPS
Shares of any Series or any other security issued by the
Fund, a Person in whose name such security is registered
in the registration books of the Fund maintained by the
Redemption and Paying Agent or otherwise.
       "Increased Rate" means, with respect to any
Increased Rate Period for a Series of MTPS Shares (or
any portion of a Rate Period to which the Increased Rate
otherwise applies), the Index Rate for such Rate Period
(or portion thereof) plus an Applicable Spread of 6.25%.
       "Increased Rate Period" shall have the meaning
set forth in Section 2.2(g)(i).
       "Index Rate" means, with respect to any Rate
Period for a Series of MTPS Shares, the SIFMA
Municipal Swap Index made available by 3:00 p.m.,
New York City time, on the Rate Determination Date for
such Rate Period.
       "Initial Purchaser" means, with respect to a
Series of MTPS Shares, the Person defined as the "Initial
Purchaser" in the Appendix for such Series.
       "Initial Rate Period" means, with respect to the
MTPS Shares of any Series, the period commencing on
and including the Date of Original Issue thereof and
ending on, and including, the next succeeding calendar
day that is a Wednesday (or, if such Wednesday is not a
Business Day, the next succeeding Business Day).
       "Liquidation Preference" means, with respect to
any Series, the amount specified as the liquidation
preference per share for that Series in the Appendix for
such Series.
       "Liquidity Account Initial Date" means, with
respect to any Series, the date designated as the
Liquidity Account Initial Date in the Appendix for such
Series.
       "Liquidity Account Investments" means
(i) Deposit Securities or (ii) any other security or
investment owned by the Fund that is assigned a long-
term credit rating of not less than A3 by Moody's, A- by
Standard & Poor's, A- by Fitch or an equivalent rating
by any other NRSRO (or any such rating's future
equivalent) and is not assigned a credit rating lower than
any such rating by any of Moody's, Standard & Poor's,
Fitch or other NRSRO then rating such security or
investment.
       "Liquidity Requirement" shall have the meaning
set forth in Section 2.11(b).
       "Mandatory Redemption Price" shall have the
meaning set forth in Section 2.5(b)(i)(A).
       "Market Value" of any asset of the Fund means
the value thereof determined by one or more
independent third-party pricing services designated from
time to time by the Board of Trustees pursuant to the
Fund's valuation policies and procedures approved from
time to time by the Board of Trustees for the purpose of
determining the net asset value of the Common Shares,
provided that such service is broadly recognized in the
tax-exempt market.  Market Value of any asset shall
include any interest accrued thereon.
       "Maximum Rate" means 15.00% per annum
(exclusive of any Gross-Up Distribution).
       "Moody's" means Moody's Investors Service,
Inc. and any successor or successors thereto.
       "MTPS" shall have the meaning set forth in the
Recitals of this Statement.
       "MTPS Shares" shall have the meaning set forth
in the Recitals of this Statement.
       "MTPS Shares of a Series" shall have the
meaning set forth in the Recitals of this Statement.
       "Municipal Obligation" means municipal
securities, including municipal bonds and notes, and
other securities issued to finance and refinance public
projects, in each case, that provide for the payment of
interest income that is exempt from federal income tax.
       "Notice of Redemption" shall have the meaning
set forth in Section 2.5(d)(i).
       "Notice of Taxable Allocation" shall have the
meaning set forth in Section 2.10(a).
       "NRSRO" means (a) each of Fitch, Moody's
and Standard & Poor's so long as such Person is a
nationally recognized statistical rating organization
within the meaning of Section 3(a)(62) of the Exchange
Act and (b) any other nationally recognized statistical
rating organization within the meaning of
Section 3(a)(62) of the Exchange Act that is not an
"affiliated person" (as defined in Section 2(a)(3) of the
1940 Act) of the Fund.
       "Optional Redemption Date" shall have the
meaning set forth in Section 2.5(c)(i).
       "Optional Redemption Price" shall have the
meaning set forth in Section 2.5(c)(i).
       "Other Rating Agency" means, at any time, each
Rating Agency, if any, other than the Rating Agency or
Rating Agencies initially designated as a Rating Agency
for the MTPS Shares of a Series, then providing a rating
for the MTPS Shares of such Series pursuant to the
request of the Fund.
       "Outstanding" means, as of any date with
respect to MTPS Shares of any Series, the number of
MTPS Shares of such Series theretofore issued by the
Fund except (without duplication):
             (a)	any MTPS Shares of
such Series theretofore cancelled or redeemed or
delivered to the Redemption and Paying Agent
for cancellation or redemption in accordance
with the terms hereof;
             (b)	any MTPS Shares of
such Series as to which the Fund shall have
given a Notice of Redemption and irrevocably
deposited with the Redemption and Paying
Agent Deposit Securities with an aggregate
Market Value sufficient to redeem such shares in
accordance with Section 2.5 hereof;
             (c)	any MTPS Shares of
such Series as to which the Fund shall be the
Holder or the Designated Owner; and
             (d)	any MTPS Shares of
such Series represented by any share certificate
in lieu of which any new share certificate has
been executed and delivered by the Fund.
       "Person" means and includes an individual, a
partnership, a trust, a corporation, a limited liability
company, an unincorporated association, a joint venture
or other entity or a government or any agency or
political subdivision thereof.
       "Preferred Shares" means the authorized
preferred shares of beneficial interest, par value $0.01
per share, of the Fund, including MTPS Shares of each
Series and shares of any other series of preferred shares
now outstanding or hereafter issued by the Fund.
       "Rate Determination Date" means, with respect
to the Initial Rate Period for any Series of MTPS Shares,
the Business Day immediately preceding the Date of
Original Issue of such Series and, with respect to any
Subsequent Rate Period for any Series of MTPS Shares,
the day immediately preceding the beginning of such
Rate Period for such Series.
       "Rate Period" means, with respect to any Series
of MTPS Shares, the Initial Rate Period and any
Subsequent Rate Period for the MTPS Shares of such
Series.
       "Rating Agencies" means, as of any date and in
respect of a Series of MTPS Shares, (i) each of Standard
& Poor's and Moody's and (ii) any other NRSRO
designated as a Rating Agency on such date in
accordance with Section 2.7, in each case, only if it
maintains a current credit rating for the MTPS Shares of
such Series on such date and the Board of Trustees has
not terminated its designation as a Rating Agency in
accordance with Section 2.7.  Standard & Poor's and
Moody's have initially been designated as the Rating
Agencies for purposes of the MTPS Shares.  In the event
that at any time any Rating Agency (i) ceases to be a
Rating Agency for purposes of any Series of MTPS
Shares and such Rating Agency has been replaced by
another Rating Agency in accordance with Section 2.7,
any references to any credit rating of such replaced
Rating Agency in this Statement or any Appendix shall
be deleted for purposes hereof as provided below and
shall be deemed instead to be references to the
equivalent credit rating of the Rating Agency that has
replaced such Rating Agency as of the most recent date
on which such replacement Rating Agency published
credit ratings for such Series of MTPS Shares or
(ii) designates a new rating definition for any credit
rating of such Rating Agency with a corresponding
replacement rating definition for such credit rating of
such Rating Agency, any references to such replaced
rating definition of such Rating Agency contained in this
Statement or any Appendix shall instead be deemed to
be references to such corresponding replacement rating
definition.  In the event that at any time the designation
of any Rating Agency as a Rating Agency for purposes
of any Series of MTPS Shares is terminated in
accordance with Section 2.7, any credit rating of such
terminated Rating Agency, to the extent it would have
been taken into account in any of the provisions of this
Statement or the Appendix for such Series, shall be
disregarded, and only the credit ratings of the then-
designated Rating Agencies for such Series shall be
taken into account for purposes of this Statement and
such Appendix, provided that, for purposes of
determining the Dividend Rate applicable to a Rate
Period, any designation of a Rating Agency after the
Rate Determination Date for such Rate Period will take
effect on or as of the next succeeding Rate
Determination Date.
       "Rating Agency Guidelines" means, at any time,
the guidelines of any Rating Agency, as in effect at such
time, applied by such Rating Agency in connection with
its then-current rating of MTPS Shares.
       "Ratings Event" shall have the meaning set forth
in Section 2.2(g)(i).
       "Redemption and Paying Agent" means, with
respect to any Series, Deutsche Bank Trust Company
Americas, and its respective successors or any other
redemption and paying agent appointed by the Fund with
respect to such Series.
       "Redemption and Paying Agent Agreement"
means with respect to any Series, the Redemption and
Paying Agent Agreement dated as of November 20,
2012, by and among the Redemption and Paying Agent,
the Fund and certain other Persons, as the same may be
amended, restated or modified from time to time, or any
similar agreement between the Fund and any other
redemption and paying agent appointed by the Fund.
       "Redemption Date" shall have the meaning set
forth in Section 2.5(d)(i).
       "Redemption Default" shall have the meaning
set forth in Section 2.2(g)(i).
       "Redemption Price" shall mean the Term
Redemption Price, the Mandatory Redemption Price or
the Optional Redemption Price, as applicable.
       "Securities Act" means the Securities Act of
1933, as amended.
       "Securities Depository" shall mean The
Depository Trust Company and its successors and
assigns or any other securities depository selected by the
Fund that agrees to follow the procedures required to be
followed by such securities depository set forth in this
Statement with respect to the MTPS Shares.
       "Series" and "Series of MTPS Shares" shall
have the meanings set forth in the Recitals of this
Statement.
       "SIFMA Municipal Swap Index" means the
Securities Industry and Financial Markets Association
Municipal Swap Index, or such other weekly, high-grade
index comprised of seven-day, tax-exempt variable rate
demand notes produced by Municipal Market Data, Inc.
or its successor, or as otherwise designated by the
Securities Industry and Financial Markets Association;
provided, however, that if such index is no longer
produced by Municipal Market Data, Inc. or its
successor, then SIFMA Municipal Swap Index shall
mean (i) the S&P Weekly High Grade Municipal Index
produced by Standard & Poor's Financial Services LLC
or its successors or (ii) if the S&P Weekly High Grade
Municipal Index is no longer produced, such other
reasonably comparable index selected in good faith by
the Board of Trustees of the Fund.
       "Standard & Poor's" means Standard & Poor's
Ratings Services, a Standard & Poor's Financial
Services LLC business, and any successor or successors
thereto.
       "Statement" means this Statement Establishing
and Fixing the Rights and Preferences of Floating Rate
Municipal Term Preferred Shares, as it may be amended
from time to time in accordance with its terms.
       "Subsequent Rate Period" means, with respect to
any Series of MTPS Shares, the period from, and
including, the first day following the Initial Rate Period
of such Series to, and including, the next Wednesday (or,
if such Wednesday is not a Business Day, the next
Business Day) and each subsequent period from, and
including, the first day following the end of the previous
Subsequent Rate Period to, and including, the next
Wednesday (or, if such Wednesday is not a Business
Day, the next Business Day).
       "Tax Event" shall have the meaning set forth in
Section 2.2(g)(i).
       "Taxable Allocation" means, with respect to any
Series, the allocation of any net capital gain or other
income taxable for regular federal income tax purposes
to a dividend paid in respect of such Series.
       "Term Extension Request" shall have the
meaning set forth in Section 2.5(a).
       "Term Redemption Amount" shall have the
meaning set forth in Section 2.11(a).
       "Term Redemption Date" means, with respect to
any Series, the date specified as the Term Redemption
Date in the Appendix for such Series.
       "Term Redemption Liquidity Account" shall
have the meaning set forth in Section 2.11(a).
       "Term Redemption Price" shall have the
meaning set forth in Section 2.5(a).
       "U.S. Government Obligations" means direct
obligations of the United States or of its agencies or
instrumentalities that are entitled to the full faith and
credit of the United States and that, other than United
States Treasury Bills, provide for the periodic payment
of interest and the full payment of principal at maturity
or call for redemption.
       "Voting Period" shall have the meaning set forth
in Section 2.6(b)(i).
       With respect to any Series, any additional
definitions specifically set forth in the Appendix relating
to such Series and any amendments to any definitions
specifically set forth in the Appendix relating to such
Series, as such Appendix may be amended from time to
time, shall be incorporated herein and made part hereof
by reference thereto, but only with respect to such
Series.
             1.2	Interpretation.  The headings
preceding the text of sections included in this Statement
are for convenience only and shall not be deemed part of
this Statement or be given any effect in interpreting this
Statement.  The use of the masculine, feminine or neuter
gender or the singular or plural form of words herein
shall not limit any provision of this Statement.  The use
of the terms "including" or "include" shall in all cases
herein mean "including, without limitation" or "include,
without limitation," respectively.  Reference to any
Person includes such Person's successors and assigns to
the extent such successors and assigns are permitted by
the terms of any applicable agreement, and reference to a
Person in a particular capacity excludes such Person in
any other capacity or individually.  Reference to any
agreement (including this Statement), document or
instrument means such agreement, document or
instrument as amended or modified and in effect from
time to time in accordance with the terms thereof and, if
applicable, the terms hereof.  Except as otherwise
expressly set forth herein, reference to any law means
such law as amended, modified, codified, replaced or re-
enacted, in whole or in part, including rules, regulations,
enforcement procedures and any interpretations
promulgated thereunder.  Underscored references to
sections shall refer to those portions of this Statement.
The use of the terms "hereunder," "hereof," "hereto" and
words of similar import shall refer to this Statement as a
whole and not to any particular article, section or clause
of this Statement.
       2.	TERMS APPLICABLE TO ALL
SERIES OF FLOATING RATE MUNICIPAL TERM
PREFERRED SHARES.  Except for such changes and
amendments hereto with respect to a Series of MTPS
Shares that are specifically contemplated by the
Appendix relating to such Series, each Series of MTPS
Shares shall have the following terms:
             2.1	Number of Shares; Ranking.
             (a)	The number of
authorized shares constituting any Series of
MTPS Shares shall be as set forth with respect to
such Series in the Appendix hereto relating to
such Series.  No fractional MTPS Shares shall
be issued.
             (b)	The MTPS Shares of
each Series shall rank on a parity with each
other, with each other series of MTPS and with
shares of any other series of Preferred Shares as
to the payment of dividends and the distribution
of assets upon dissolution, liquidation or
winding up of the affairs of the Fund.  The
MTPS Shares of each Series shall have
preference with respect to the payment of
dividends and as to distribution of assets upon
dissolution, liquidation or winding up of the
affairs of the Fund over the Common Shares as
set forth herein.
             (c)	No Holder of MTPS
Shares shall have, solely by reason of being such
a Holder, any preemptive or other right to
acquire, purchase or subscribe for any MTPS
Shares or Common Shares or other securities of
the Fund which it may hereafter issue or sell.
             2.2	Dividends and Distributions.
             (a)	The Holders of MTPS
Shares of a Series shall be entitled to receive,
when, as and if declared by, or under authority
granted by, the Board of Trustees, out of funds
legally available therefor and in preference to
dividends and other distributions on Common
Shares, cumulative cash dividends on each share
of such Series at the Dividend Rate for such
Series, calculated as set forth herein, and no
more, except to the extent set forth in Section
2.10.  Dividends on the MTPS Shares of a Series
shall accumulate from the Date of Original Issue
with respect to such Series.  The amount of
dividends per share payable on MTPS Shares of
a Series on any Dividend Payment Date shall
equal the sum of the dividends accumulated but
not yet paid for each Rate Period (or part
thereof) in the related Dividend Period.  The
amount of dividends per share payable on MTPS
Shares of a Series accumulated for each such
Rate Period (or part thereof) shall be computed
by (i) multiplying the Dividend Rate in effect for
MTPS Shares of such Series for such Rate
Period (or part thereof) by a fraction, the
numerator of which shall be the actual number
of days in such Rate Period (or part thereof) and
the denominator of which shall be the actual
number of days in the year in which such Rate
Period (or part thereof) occurs (365 or 366) and
(ii) multiplying the product determined pursuant
to clause (i) by the Liquidation Preference for a
MTPS Share of such Series.
             (b)	Dividends on MTPS
Shares of each Series with respect to any
Dividend Period shall be declared to the Holders
of such shares as their names shall appear on the
registration books of the Fund at the close of
business on each day in such Dividend Period
and shall be paid as provided in Section 2.2(f)
hereof.  In connection with any transfer of
MTPS Shares, the transferor shall, subject to any
agreement between the transferor and transferee,
transfer to the transferee the transferor's right to
receive from the Fund any unpaid dividends so
declared to such transferor for each day prior to
the transferee becoming the Designated Owner
of the MTPS Shares in consideration of a
portion of the purchase price for such MTPS
Shares paid by the transferee.
             (c)	(i)	No full
dividends or other distributions shall be declared
or paid on shares of a Series of MTPS Shares for
any Dividend Period (or part thereof) unless full
cumulative dividends and other distributions due
through the most recent dividend payment dates
therefor for all outstanding Preferred Shares
(including shares of other Series of MTPS
Shares) ranking on a parity with such Series of
MTPS Shares have been or contemporaneously
are declared and paid through the most recent
dividend payment dates therefor.  If full
cumulative dividends and other distributions due
have not been declared and paid on all such
outstanding Preferred Shares of any series, any
dividends and other distributions being declared
and paid on MTPS Shares of a Series will be
declared and paid pro rata in proportion to the
respective amounts of dividends and other
distributions accumulated but unpaid on each
such series of Preferred Shares on the relevant
dividend payment date for such series.  Subject
to Section 2.10 hereof, no Holders of MTPS
Shares shall be entitled pursuant to the terms of
this Statement to any dividends and other
distributions, whether payable in cash, property
or shares, in excess of full cumulative dividends
and other distributions as provided in this
Section 2.2(c)(i) on such MTPS Shares.
             (ii)	For so long as
any MTPS Shares are Outstanding, the
Fund shall not:  (x) declare any dividend
or other distribution (other than a
dividend or distribution paid in
Common Shares) in respect of the
Common Shares or (y) purchase or
otherwise acquire for consideration any
Common Shares unless, in each case, at
the time of such declaration or purchase
or acquisition, (A) senior securities of
the Fund representing stock shall have
1940 Act Asset Coverage after
deducting the amount of such dividend
or distribution or purchase price, (B) all
cumulative dividends and other
distributions on all MTPS Shares and all
other series of Preferred Shares ranking
on a parity with the MTPS Shares, in
each case due on or prior to the date of
the applicable declaration, purchase or
acquisition shall have been declared and
paid (or shall have been declared and
Deposit Securities (in the case of the
MTPS Shares) or sufficient securities or
funds (in accordance with the terms of
such other Preferred Shares) for the
payment thereof shall have been
deposited irrevocably with the paying
agent for such Preferred Shares), (C) the
Fund shall have deposited Deposit
Securities pursuant to and in accordance
with the requirements of
Section 2.5(d)(ii) hereof with respect to
Outstanding MTPS Shares of any Series
to be redeemed pursuant to
Section 2.5(a) or Section 2.5(b) hereof
for which a Notice of Redemption shall
have been given or shall have been
required to be given in accordance with
the terms hereof on or prior to the date
of the applicable declaration, payment,
purchase or acquisition and (D) the
Fund shall be in compliance with
Section 2.11.
             (iii)	Any dividend
payment made on MTPS Shares of a
Series  that is insufficient to cover the
entire amount of dividends accumulated
but unpaid shall first be credited against
the earliest accumulated but unpaid
dividends with respect to such shares.
             (d)	Not later than
11:00 a.m., New York City time, on the
Dividend Payment Date for a Series of MTPS
Shares, the Fund shall deposit with the
Redemption and Paying Agent Deposit
Securities having an aggregate Market Value on
such date sufficient to pay the dividends and
other distributions that are payable on such
Dividend Payment Date in respect of such
Series.  The Fund may direct the Redemption
and Paying Agent with respect to the investment
or reinvestment of any such Deposit Securities
so deposited prior to the Dividend Payment
Date, provided that such investment consists
exclusively of Deposit Securities and provided
further that the proceeds of any such investment
will be available as same day funds at the
opening of business on such Dividend Payment
Date.
             (e)	All Deposit Securities
paid to the Redemption and Paying Agent for
the payment of dividends payable on a Series of
MTPS Shares shall be held in trust for the
payment of such dividends by the Redemption
and Paying Agent for the benefit of the Holders
of such Series entitled to the payment of such
dividends pursuant to Section 2.2(f).  Any
moneys paid to the Redemption and Paying
Agent in accordance with the foregoing but not
applied by the Redemption and Paying Agent to
the payment of dividends, including interest
earned on such moneys while so held, will, to
the extent permitted by law, be repaid to the
Fund as soon as possible after the date on which
such moneys were to have been so applied, upon
request of the Fund.
             (f)	Dividends on MTPS
Shares of a Series shall be paid on each
Dividend Payment Date for such Series to the
Holders of shares of such Series as their names
appear on the registration books of the Fund at
the close of business on the day immediately
preceding such Dividend Payment Date (or, if
such day is not a Business Day, the immediately
preceding Business Day).  Dividends in arrears
on MTPS Shares of a Series for any past
Dividend Period may be declared (to the extent
not previously declared) and paid at any time,
without reference to any regular Dividend
Payment Date, to the Holders of shares of such
Series as their names appear on the registration
books of the Fund on such date, not exceeding
fifteen (15) calendar days preceding the payment
date thereof, as may be fixed by the Board of
Trustees.  No interest or sum of money in lieu of
interest will be payable in respect of any
dividend payment or payments on MTPS Shares
of any Series which may be in arrears.
             (g)	(i)	The Dividend
Rate on a Series of MTPS Shares shall be
adjusted to the Increased Rate for each Increased
Rate Period (as hereinafter defined).  Subject to
the cure provisions of Section 2.2(g)(iii), a Rate
Period with respect to a Series of MTPS Shares
shall be deemed to be an "Increased Rate
Period" if on the first day of such Rate Period:
(A) the Fund has failed to deposit with the
Redemption and Paying Agent by 11:00 a.m.,
New York City time, on a Dividend Payment
Date for such Series, Deposit Securities (as a
result of complying with Section 2.2(c) or
otherwise) that will provide same-day funds
available to the Redemption and Paying Agent
on such Dividend Payment Date sufficient to
pay the full amount of any dividend on such
Series payable on such Dividend Payment Date
(a "Dividend Default") and such Dividend
Default has not ended as contemplated by
Section 2.2(g)(ii) on or prior to such first day of
the Rate Period; (B) the Fund has failed to
deposit with the Redemption and Paying Agent
by 11:00 a.m., New York City time, on an
applicable Redemption Date for such Series,
Deposit Securities that will provide same-day
funds available to the Redemption and Paying
Agent on such Redemption Date sufficient to
pay the full amount of the Redemption Price
payable in respect of such Series on such
Redemption Date (a "Redemption Default") and
such Redemption Default has not ended as
contemplated by Section 2.2(g)(ii) on or prior to
such first day of the Rate Period; (C) (i) any
Rating Agency has withdrawn its credit rating
with respect to such Series other than due to the
Rating Agency ceasing to rate tax exempt
closed-end management investment companies
generally and such withdrawal is continuing or
(ii) the Board of Trustees has terminated the
designation of a Rating Agency without
complying with the requirements of Section 2.7
and, in each case, the MTPS Shares of such
Series are not then rated by at least two Rating
Agencies; (D) a Ratings Event (as defined
below) has occurred and is continuing with
respect to such Series; (E) the Fund or the
Internal Revenue Service has made a
determination that for federal tax purposes such
Series of MTPS Shares are not equity in a
regulated investment company for federal
income tax purposes (a "Tax Event") and such
determination has not been reversed, revoked or
rescinded; (F) the Fund has failed, on or before
the applicable Asset Coverage Cure Date, to
cure a failure to maintain Asset Coverage as
required by Section 2.4(a) and such failure to
maintain the required Asset Coverage is
continuing, provided that, to the extent the Fund
seeks to maintain the required Asset Coverage
through the redemption of MTPS Shares and/or
of other Preferred Shares, such failure will be
deemed to be continuing for purposes of this
Section 2.2(g) until the day on which the Fund
has deposited Deposit Securities (in the case of
the MTPS Shares) and/or other funds or
securities (in accordance with the terms of any
other Preferred Shares) sufficient to pay in same
day funds the full redemption price for such
MTPS Shares or other Preferred Shares (or the
portion thereof to be redeemed) in trust with the
paying agent for such MTPS Shares or other
Preferred Shares and the requisite notice of
redemption for such MTPS Shares or other
Preferred Shares (or the portion thereof to be
redeemed) shall have been given; (G) the Fund
has failed, on or before the applicable Effective
Leverage Ratio Cure Date, to cure a failure to
maintain the Effective Leverage Ratio as
required by Section 2.4(c) and such failure to
achieve the required Effective Leverage Ratio is
continuing, provided that, to the extent the Fund
seeks to maintain the required Effective
Leverage Ratio through the redemption of senior
securities, such failure to have maintained such
ratio will be deemed to be continuing for
purposes of this Section 2.2(g) until the day on
which the Fund has issued a notice of
redemption for such senior securities and the
Fund has delivered sufficient Deposit Securities
(in the case of MTPS Shares) or sufficient
securities or funds (in accordance with the terms
of any other senior securities) to the Redemption
and Paying Agent or other applicable paying
agent for such senior securities; or (H) the Fund
has failed to declare dividends to the Holders of
the MTPS Shares of such Series out of funds
legally available therefor in accordance with
Section 2.2(b) and such failure is continuing.  A
"Ratings Event" shall be deemed to exist with
respect to any Series of MTPS Shares at any
time such MTPS Shares have a long-term credit
rating from at least one-half of the Rating
Agencies designated at such time that is Below
Investment Grade.  For the avoidance of doubt,
no determination, including without limitation a
determination by any court or other applicable
governmental authority, that requires the Fund to
make a Gross-Up Distribution in respect of a
Taxable Allocation shall be deemed to be a Tax
Event hereunder.
             (ii)	Subject to the
cure provisions of Section 2.2(g)(iii), a
Dividend Default or a Redemption
Default on a Series of MTPS Shares
shall end on the Business Day on which,
by 11:00 a.m., New York City time,
Deposit Securities that will provide an
aggregate amount of same-day funds on
such date equal to all accumulated but
unpaid dividends on such Series or the
entire unpaid Redemption Price on such
Series, respectively, shall have been
deposited irrevocably in trust with the
Redemption and Paying Agent.
             (iii)	No Increased
Rate Period for a Series of MTPS Shares
shall be deemed to have commenced as
a result of any Dividend Default or
Redemption Default on such Series if
(x) such Default is not solely due to the
willful failure to deposit Deposit
Securities by the Fund in a circumstance
where such Deposit Securities were
available to the Fund to be deposited
and (y) the amount of any dividend or
any Redemption Price due in respect of
such Series is deposited irrevocably in
trust, in same-day funds, with the
Redemption and Paying Agent by
11:00 a.m., New York City time, on a
Business Day that is not later than three
(3) Business Days after the applicable
Dividend Payment Date or Redemption
Date for such Series with respect to
which such Dividend Default or
Redemption Default occurred, together
with an amount equal to the Increased
Rate on such Series based on the period
of such nonpayment of dividends or
Redemption Price in respect of such
Series, determined as provided in
Section 2.2(a) and notwithstanding the
failure of an Increased Rate Period to
commence pursuant to this
Section 2.2(g)(iii).
             2.3	Liquidation Rights.
             (a)	In the event of any
liquidation, dissolution or winding up of the
affairs of the Fund, whether voluntary or
involuntary, the Holders of MTPS Shares then
Outstanding shall be entitled to receive out of
the assets of the Fund available for distribution
to shareholders, after satisfying claims of
creditors (including any Holder or Designated
Owner in the capacity as a creditor) but before
any distribution or payment shall be made in
respect of the Common Shares or any other class
of shares ranking junior to MTPS Shares, an
amount equal to the Liquidation Preference for
such MTPS Shares, plus an amount equal to all
unpaid dividends on such MTPS Shares
accumulated to (but excluding) the date of the
final distribution or payment in respect of the
MTPS Shares (whether or not earned or declared
by the Fund, but without interest thereon) and all
amounts, if any, required to be paid pursuant to
Section 2.10.  After payment to Holders of
MTPS of the full preferential amount provided
for in this Section 2.3(a), the Holders of MTPS
Shares as such shall have no right or claim to the
remaining assets of the Fund.
             (b)	If, upon any liquidation,
dissolution or winding up of the affairs of the
Fund, whether voluntary or involuntary, the
assets of the Fund available for distribution
among the Holders of all Outstanding MTPS
Shares and any other outstanding Preferred
Shares ranking on a parity with the MTPS
Shares shall be insufficient to permit the
distributions and payments due to the Holders of
MTPS Shares as provided in Section 2.3(a)
above and the amounts due upon liquidation
with respect to such other Preferred Shares, then
such available assets shall be distributed among
the Holders of such MTPS Shares and such
other Preferred Shares ratably in proportion to
the respective preferential liquidation amounts to
which they are entitled.  In connection with any
liquidation, dissolution or winding up of the
affairs of the Fund, whether voluntary or
involuntary, unless and until the amounts set
forth in Section 2.3(a) above have been paid in
full to the Holders of MTPS Shares, no
dividends, distributions or other payments will
be made on, and no purchase or other acquisition
by the Fund will be made by the Fund in respect
of, the Common Shares.
             (c)	Neither the sale of all or
substantially all of the property or business of
the Fund, nor the merger, consolidation or
reorganization of the Fund into or with any other
business or statutory trust, corporation or other
entity, nor the merger, consolidation or
reorganization of any other business or statutory
trust, corporation or other entity into or with the
Fund shall be a dissolution, liquidation or
winding up, whether voluntary or involuntary,
for the purpose of this Section 2.3.
             2.4	Coverage and Leverage Tests.
             (a)	Asset Coverage
Requirement.  For so long as any MTPS Shares
of any Series are Outstanding, the Fund shall
have Asset Coverage of at least 225% as of the
close of business on each Business Day.  If the
Fund shall fail to maintain such Asset Coverage
as of any time as of which such compliance is
required to be determined as aforesaid, the
provisions of Section 2.5(b)(i) shall apply,
which provisions to the extent complied with,
along with the payment of any applicable
Increased Rate, shall constitute the sole remedy
for the Fund's failure to comply with the
provisions of this Section 2.4(a).
             (b)	Calculation of Asset
Coverage.  For purposes of determining whether
the requirements of Section 2.4(a) are satisfied,
(i) no MTPS Shares of any Series or other
Preferred Shares shall be deemed to be
Outstanding for purposes of any computation
required by Section 2.4(a) if, prior to or
concurrently with such determination, Deposit
Securities (in the case of the MTPS Shares)
and/or other funds or securities (in accordance
with the terms of such other Preferred Shares)
sufficient to pay in same day funds the full
redemption price for such Series or other
Preferred Shares (or the portion thereof to be
redeemed) shall have been deposited in trust
with the paying agent for such Series or other
Preferred Shares and the requisite notice of
redemption for such Series or other Preferred
Shares (or the portion thereof to be redeemed)
shall have been given, and (ii) the Deposit
Securities or such other sufficient securities or
funds that shall have been so deposited with the
applicable paying agent shall not be included as
assets of the Fund for purposes of such
computation.
             (c)	Effective Leverage
Ratio Requirement.  For so long as MTPS
Shares of any Series are Outstanding, the
Effective Leverage Ratio shall not exceed 45%
(or 46% solely by reason of fluctuations in the
Market Value of the Fund's portfolio securities)
as of the close of business on any Business Day.
If the Effective Leverage Ratio shall exceed the
applicable percentage provided in the preceding
sentence as of any time as of which such
compliance is required to be determined as
aforesaid, the provisions of Section 2.5(b)(ii)
shall apply, which provisions to the extent
complied with, along with the payment of any
applicable Increased Rate, shall constitute the
sole remedy for the Fund's failure to comply
with the provisions of this Section 2.4(c).
             (d)	Calculation of Effective
Leverage Ratio.  For purposes of determining
whether the requirements of Section 2.4(c) are
satisfied, the "Effective Leverage Ratio" on any
date of determination shall mean the quotient of:
             (i)	The sum of
(A) the aggregate liquidation preference
of the Fund's "senior securities" (as that
term is defined in the 1940 Act) that are
stock for purposes of the 1940 Act, plus
any accumulated but unpaid dividends
thereon, excluding, without duplication,
(1) any such senior securities for which
the Fund has issued a notice of
redemption and either has delivered
sufficient Deposit Securities (in the case
of MTPS Shares) or sufficient securities
or funds (in accordance with the terms
of any other such senior securities) to
the Redemption and Paying Agent or
other applicable paying agent for such
senior securities or otherwise has
adequate Deposit Securities (in the case
of the MTPS Shares) or sufficient
securities or funds (in the case of any
other such senior securities) on hand for
the purpose of such redemption and
(2) any such senior securities that are to
be redeemed with net proceeds from the
sale of the MTPS Shares, for which the
Fund has delivered sufficient Deposit
Securities (in the case of MTPS Shares)
or sufficient securities or funds (in
accordance with the terms of such other
senior securities) to the applicable
paying agent for such senior securities
or otherwise has sufficient Deposit
Securities (in the case of MTPS Shares)
or sufficient securities or funds (in the
case of any such other senior securities)
on hand for the purpose of such
redemption; (B) the aggregate principal
amount of the Fund's "senior securities
representing indebtedness" (as that term
is defined in the 1940 Act), plus any
accrued but unpaid interest thereon; and
(C) the aggregate principal amount of
floating rate trust certificates not owned
by the Fund corresponding to the
associated residual floating rate trust
certificates owned by the Fund; divided
by
             (ii)	The sum of
(A) the Market Value of the Fund's total
assets (including amounts attributable to
senior securities, but excluding any
assets consisting of Deposit Securities or
securities or funds referred to in clauses
(A)(1) and A(2) of Section 2.4(d)(i)
above), less the amount of the Fund's
accrued liabilities (which accrued
liabilities shall include net obligations of
the Fund under each Derivative Contract
in an amount equal to the Derivative
Termination Value thereof payable by
the Fund to the related counterparty)
other than liabilities for the aggregate
principal amount of senior securities
representing indebtedness and, to the
extent not included in clause (A) above,
(B) the aggregate principal amount of
floating rate trust certificates not owned
by the Fund corresponding to the
associated residual floating rate trust
certificates owned by the Fund.
             2.5	Redemption.  Each Series of
MTPS Shares shall be subject to redemption by the Fund
as provided below:
             (a)	Term Redemption.  The
Fund shall redeem all MTPS Shares of a Series
on the Term Redemption Date for such Series, at
a price per share equal to the Liquidation
Preference per share of such Series plus an
amount equal to all unpaid dividends and other
distributions on such share of such Series
accumulated from and including the Date of
Original Issue to (but excluding) the Term
Redemption Date for such Series (whether or not
earned or declared by the Fund, but without
interest thereon, and subject to
Section 2.5(d)(vi)) (the "Term Redemption
Price"); provided, however, that the Fund shall
have the right, in its sole discretion, exercisable
not more than 180 days nor less than 60 days
prior to the Term Redemption Date, to request
that all of the Holders of the Outstanding MTPS
Shares of the Series extend the Term
Redemption Date for such Series by an
additional 364-day period (a "Term Extension
Request"), which request may be conditioned
upon terms and conditions that are different
from the terms and conditions herein.  Each
Holder of such Series of MTPS Shares shall, no
later than 30 days after receiving such request,
notify the Fund and the Redemption and Paying
Agent of its acceptance or rejection of such
request, which acceptance by any such Holder
may be conditioned upon terms and conditions
which are different from the terms and
conditions herein or the terms and conditions
proposed by the Fund in making an extension
request (a "Conditional Acceptance").  If any
Holder of such Series of MTPS Shares fails to
notify the Fund and the Redemption and Paying
Agent of its acceptance or rejection of the
Fund's request for extension within such 30-day
period, such failure to respond shall constitute a
rejection of such request.  If any Holder of the
Outstanding MTPS Shares of a Series provides a
Conditional Acceptance, then the Fund shall
have 30 days thereafter to notify such Holder
and each other Holder of such Series of MTPS
Shares of its acceptance or rejection of the terms
and conditions specified in the Conditional
Acceptance.  The Fund's failure to notify the
Holders of such Series of MTPS Shares within
such 30-day period will be deemed a rejection of
the terms and conditions specified in the
Conditional Acceptance.  Each Holder of MTPS
Shares of a relevant Series may grant or deny
any request for an extension of the Term
Redemption Date (including, without limitation,
any such extension on the terms and conditions
specified in any Conditional Acceptance
proposed by any other Holder) in its sole and
absolute discretion.
             (b)	Asset Coverage and
Effective Leverage Ratio Mandatory
Redemption.
             (i)	Asset Coverage
Mandatory Redemption.  (A) If the Fund
fails to comply with the Asset Coverage
requirement as provided in
Section 2.4(a) as of any time as of which
such compliance is required to be
determined in accordance with
Section 2.4(a) and such failure is not
cured as of the Asset Coverage Cure
Date other than as a result of the
redemption required by this
Section 2.5(b)(i), the Fund shall, to the
extent permitted by the 1940 Act and
Massachusetts law, by the close of
business on the Business Day next
following such Asset Coverage Cure
Date, cause a notice of redemption to be
issued, and cause to be deposited
Deposit Securities (in the case of the
MTPS Shares) or sufficient securities or
funds (in the case of any other Preferred
Shares) in trust with the Redemption
and Paying Agent or other applicable
paying agent, in each case in accordance
with the terms of the Preferred Shares to
be redeemed, for the redemption of a
sufficient number of Preferred Shares,
which may include, at the sole option of
the Fund (to the extent not prohibited by
the 1940 Act and Massachusetts law),
any number or proportion of MTPS
Shares of any Series to enable the Fund
to meet the requirements of
Section 2.5(b)(i)(B).  In the event that
any MTPS Shares of a Series then
Outstanding are to be redeemed
pursuant to this Section 2.5(b)(i), the
Fund shall redeem such shares at a price
per share equal to the Liquidation
Preference per share of such Series plus
an amount equal to all unpaid dividends
and other distributions on such share of
such Series accumulated from and
including the Date of Original Issue to
(but excluding) the date fixed for such
redemption by the Board of Trustees
(whether or not earned or declared by
the Fund, but without interest thereon,
and subject to Section 2.5(d)(vi)) (the
"Mandatory Redemption Price").
             (B)	On the
Redemption Date for a
redemption contemplated by
Section 2.5(b)(i)(A), the Fund
shall redeem at the Mandatory
Redemption Price, out of funds
legally available therefor, such
number of Preferred Shares
which may include, at the sole
option of the Fund, any number
or proportion of MTPS Shares
of any Series as shall be equal to
the lesser of (x) the minimum
number of Preferred Shares, the
redemption of which, if deemed
to have occurred immediately
prior to the opening of business
on the Asset Coverage Cure
Date, would result in the Fund
having Asset Coverage on such
Asset Coverage Cure Date of at
least 225% (provided, however,
that if there is no such minimum
number of MTPS Shares and
other Preferred Shares the
redemption of which would
have such result, all MTPS
Shares and other Preferred
Shares then outstanding shall be
redeemed), and (y) the
maximum number of Preferred
Shares that can be redeemed out
of funds expected to be legally
available therefor in accordance
with the Declaration and
applicable law.  The Fund shall
effect such redemption on the
date fixed by the Fund therefor,
which date shall not be later
than thirty (30) calendar days
after such Asset Coverage Cure
Date, except that if the Fund
does not have funds legally
available for the redemption of
all of the required number of
MTPS Shares and other
Preferred Shares which have
been designated to be redeemed
or the Fund otherwise is unable
as a result of applicable law to
effect such redemption on or
prior to thirty (30) calendar days
after such Asset Coverage Cure
Date, the Fund shall (i) redeem
those MTPS Shares or other
Preferred Shares which it is able
to redeem and (ii) redeem those
MTPS Shares or other Preferred
Shares which it was unable to
redeem on the earliest
practicable date on which it is
able to effect such redemption.
If fewer than all of the
Outstanding MTPS Shares of a
Series are to be redeemed
pursuant to this
Section 2.5(b)(i), the number of
MTPS Shares of such Series to
be redeemed shall be redeemed
(A) pro rata among the
Outstanding shares of such
Series, (B) by lot or (C) in such
other manner as the Board of
Trustees may determine to be
fair and equitable.
             (ii)	Effective
Leverage Ratio Mandatory Redemption.
(A) If the Fund fails to comply with the
Effective Leverage Ratio requirement as
provided in Section 2.4(c) as of any time
as of which such compliance is required
to be determined in accordance with
Section 2.4(c) and such failure is not
cured as of the close of business on the
date that is ten (10) Business Days
following the Business Day on which
such noncompliance is first determined
(the "Effective Leverage Ratio Cure
Date") other than as a result of the
redemption or other actions required by
this Section 2.5(b)(ii), the Fund shall not
later than the close of business on the
Business Day next following the
Effective Leverage Ratio Cure Date
cause the Effective Leverage Ratio
(determined in accordance with the
requirements applicable to the
determination of the Effective Leverage
Ratio under this Statement) to not
exceed the Effective Leverage Ratio
required under Section 2.4(c) (without
giving effect to the parenthetical
provision in the first sentence of
Section 2.4(c)) as so determined, by
(x) engaging in transactions involving or
relating to the floating rate trust
certificates not owned by the Fund
and/or the residual floating rate trust
certificates owned by the Fund,
including the purchase, sale or
retirement thereof, (y) to the extent
permitted by the 1940 Act and
Massachusetts law, causing a notice of
redemption to be issued, and causing to
be deposited sufficient Deposit
Securities (in the case of the MTPS
Shares) or sufficient securities or funds
(in the case of any other Preferred
Shares) in trust with the Redemption
and Paying Agent or other applicable
paying agent, in each case in accordance
with the terms of the Preferred Shares to
be redeemed, for the redemption of a
sufficient number of Preferred Shares,
which may include, at the sole option of
the Fund (to the extent not prohibited by
the 1940 Act and Massachusetts law)
any number or proportion of MTPS
Shares of any Series, or (z) engaging in
any combination of the actions
contemplated by clauses (x) and (y) of
this sentence of Section 2.5(b)(ii)(A).  In
the event that any MTPS Shares of a
Series are to be redeemed pursuant to
clause (y) of the preceding sentence of
this Section 2.5(b)(ii)(A), the Fund shall
redeem such MTPS Shares at a price per
MTPS Share equal to the Mandatory
Redemption Price.
             (B)	On the
Redemption Date for a
redemption contemplated by
clause (y) of the penultimate
sentence of
Section 2.5(b)(ii)(A), the Fund
shall not redeem more than the
maximum number of Preferred
Shares that can be redeemed out
of funds expected to be legally
available therefor in accordance
with the Declaration and
applicable law.  If the Fund is
unable to redeem the required
number of MTPS Shares and
other Preferred Shares which
have been designated to be
redeemed in accordance with
clause (y) of the penultimate
sentence of Section 2.5(b)(ii)(A)
due to the unavailability of
legally available funds, the Fund
shall (i) redeem those MTPS
Shares and other Preferred
Shares which it is able to
redeem and (ii) redeem those
MTPS Shares and other
Preferred Shares which it was
unable to redeem on the earliest
practicable date on which it is
able to effect such redemption.
If fewer than all of the
Outstanding MTPS Shares of a
Series are to be redeemed
pursuant to clause (y) of the
penultimate sentence of
Section 2.5(b)(ii)(A), the
number of MTPS Shares of such
Series to be redeemed shall be
redeemed (A) pro rata among
the Outstanding shares of such
Series, (B) by lot or (C) in such
other manner as the Board of
Trustees may determine to be
fair and equitable.
             (c)	Optional Redemption.
             (i)	Subject to the
provisions of Section 2.5(c)(ii) and to
any relevant provisions of the Appendix
relating to optional redemption of MTPS
Shares of such Series, the Fund may, at
its option on any Business Day (an
"Optional Redemption Date"), redeem
in whole or from time to time in part the
Outstanding MTPS Shares of any
Series, at a redemption price per MTPS
Share (the "Optional Redemption
Price") equal to (x) the Liquidation
Preference per MTPS Share of such
Series plus (y) an amount equal to all
unpaid dividends and other distributions
on such MTPS Share of such Series
accumulated from and including the
Date of Original Issue to (but excluding)
the Optional Redemption Date (whether
or not earned or declared by the Fund,
but without interest thereon, and subject
to Section 2.5(d)(vi)).
             (ii)	If fewer than all
of the outstanding MTPS Shares of a
Series are to be redeemed pursuant to
Section 2.5(c)(i), the shares of such
Series to be redeemed shall be selected
either (A) pro rata among the Holders of
such Series, (B) by lot or (C) in such
other manner as the Board of Trustees
may determine to be fair and equitable.
Subject to the provisions of this
Statement and applicable law, the Board
of Trustees will have the full power and
authority to prescribe the terms and
conditions upon which MTPS Shares
will be redeemed pursuant to this
Section 2.5(c) from time to time.
             (iii)	The Fund may
not on any date deliver a Notice of
Redemption pursuant to Section 2.5(d)
in respect of a redemption contemplated
to be effected pursuant to this
Section 2.5(c) unless on such date the
Fund has available Deposit Securities
for the Optional Redemption Date
contemplated by such Notice of
Redemption having a Market Value not
less than the amount due to Holders of
MTPS Shares by reason of the
redemption of such MTPS Shares on
such Optional Redemption Date.
             (d)	Procedures for
Redemption.
             (i)	If the Fund
shall elect or be required to redeem, in
whole or in part, MTPS Shares of a
Series pursuant to Section 2.5(a), (b) or
(c), the Fund shall deliver a notice of
redemption (the "Notice of
Redemption"), by overnight delivery, by
first class mail, postage prepaid or by
Electronic Means to Holders thereof, or
request the Redemption and Paying
Agent, on behalf of the Fund, to
promptly do so by overnight delivery,
by first class mail, postage prepaid or by
Electronic Means.  A Notice of
Redemption shall be provided not more
than thirty (30) calendar days and not
less than fifteen (15) calendar days (or
such shorter or longer notice period as
may be required to comply with
Section 2.5(b)(i) and Section 2.5(b)(ii)
or consented to by all of the Holders)
prior to the date, which shall be a
Business Day, fixed for redemption in
such Notice of Redemption (the
"Redemption Date").  Each such Notice
of Redemption of MTPS Shares of a
Series shall state:  (A) the Redemption
Date; (B) the Series and number of
MTPS Shares to be redeemed; (C) the
CUSIP number for MTPS Shares of
such Series; (D) the applicable
Redemption Price on a per share basis;
(E) if applicable, the place or places
where the certificate(s) for such shares
(properly endorsed or assigned for
transfer, if the Board of Trustees
requires and the Notice of Redemption
states) are to be surrendered for payment
of the Redemption Price; (F) that
dividends on the MTPS Shares to be
redeemed will cease to accumulate from
and after such Redemption Date; and
(G) the provisions of this Statement
under which such redemption is made.
If fewer than all MTPS Shares held by
any Holder are to be redeemed, the
Notice of Redemption delivered to such
Holder shall also specify the number of
MTPS Shares to be redeemed from such
Holder and, if applicable, the method of
determining such number.  The Fund
may provide in any Notice of
Redemption relating to an optional
redemption contemplated to be effected
pursuant to this Statement that such
redemption is subject to one or more
conditions precedent not otherwise
expressly set forth herein and that the
Fund shall not be required to effect such
redemption unless each such condition
has been satisfied at the time or times
and in the manner specified in such
Notice of Redemption.  No defect in the
Notice of Redemption or delivery
thereof shall affect the validity of
redemption proceedings, except as
required by applicable law.
             (ii)	If the Fund
shall give a Notice of Redemption, then,
prior to 11:00 a.m., New York City
time, on the Redemption Date (so long
as any conditions precedent to such
redemption have been met or waived by
the Fund), the Fund shall (A) deposit
with the Redemption and Paying Agent
Deposit Securities having an aggregate
Market Value on the date thereof no less
than the Redemption Price of the MTPS
Shares to be redeemed on the
Redemption Date and (B) give the
Redemption and Paying Agent
irrevocable instructions and authority to
pay the applicable Redemption Price to
the Holders of the MTPS Shares called
for redemption on the Redemption Date.
The Fund may direct the Redemption
and Paying Agent with respect to the
investment of any Deposit Securities
consisting of cash so deposited prior to
the Redemption Date, provided that the
proceeds of any such investment shall
be available at the opening of business
on the Redemption Date as same-day
funds.  Notwithstanding the provisions
of the preceding sentence, if the
Redemption Date is the Term
Redemption Date, then such deposit of
Deposit Securities (which may come in
whole or in part from the Term
Redemption Liquidity Account) shall be
made no later than the 15th calendar day
(or, if such day is not a Business Day,
the next succeeding Business Day) of
the month prior to the month in which
the Term Redemption Date occurs.
             (iii)	Upon the date
of the deposit of such Deposit
Securities, all rights of the Holders of
the MTPS Shares so called for
redemption shall cease and terminate
except the right of the Holders thereof to
receive the Redemption Price thereof
and such MTPS Shares shall no longer
be deemed Outstanding for any purpose
whatsoever (other than (A) the transfer
thereof prior to the applicable
Redemption Date and (B) the
accumulation of dividends thereon in
accordance with the terms hereof,
including Section 2.5(d)(vi), up to (but
excluding) the applicable date of
redemption of such MTPS Shares,
which accumulated dividends, unless
previously declared and paid as
contemplated by the last sentence of
Section 2.5(d)(v) below, shall be
payable only as part of the applicable
Redemption Price on the date of
redemption of such MTPS Shares).  The
Fund shall be entitled to receive,
promptly after the date of redemption of
any MTPS Shares called for redemption
on a Redemption Date, any Deposit
Securities in excess of the aggregate
Redemption Price of such MTPS
Shares.  Any Deposit Securities so
deposited that are unclaimed at the end
of three hundred sixty-five (365)
calendar days from the date of
redemption of any MTPS Shares called
for redemption on a Redemption Date
shall, to the extent permitted by law, be
repaid to the Fund, after which the
Holders of the MTPS Shares so called
for redemption shall look only to the
Fund for payment of the Redemption
Price thereof.  The Fund shall be entitled
to receive, after the date of redemption
of any MTPS Shares called for
redemption on a Redemption Date, any
interest on the Deposit Securities
deposited to effect such redemption that
is not applied therefor.
             (iv)	Notwithstandin
g the other provisions of this
Section 2.5, except as otherwise
required by law, the Fund shall not
redeem any MTPS Shares or other series
of Preferred Shares ranking on a parity
with the MTPS Shares with respect to
dividends and other distributions unless
all accumulated and unpaid dividends
and other distributions on all
Outstanding MTPS Shares and such
other series of Preferred Shares for all
applicable past dividend periods
(whether or not earned or declared by
the Fund) (x) shall have been or are
contemporaneously paid or (y) shall
have been or are contemporaneously
declared and sufficient Deposit
Securities (in the case of the MTPS
Shares) or sufficient securities or funds
(in accordance with the terms of such
other Preferred Shares) for the payment
of such dividends and other distributions
shall have been or are
contemporaneously deposited with the
Redemption and Paying Agent or other
applicable paying agent for such MTPS
Shares or other Preferred Shares in
accordance with the terms of the MTPS
Shares or other Preferred Shares,
provided, however, that the foregoing
shall not prevent the purchase or
acquisition of Outstanding MTPS
Shares pursuant to an otherwise lawful
purchase or exchange offer made on the
same terms to Holders of all
Outstanding MTPS Shares and any such
other series of Preferred Shares for
which all accumulated and unpaid
dividends and other distributions have
not been paid.
             (v)	To the extent
that any redemption for which Notice of
Redemption has been provided is not
made by reason of the absence of legally
available funds therefor in accordance
with the Declaration, this Statement, and
applicable law, such redemption shall be
made as soon as practicable to the extent
such funds become available.  In the
case of any redemption pursuant to
Section 2.5(c), no Redemption Default
shall be deemed to have occurred if the
Fund shall fail to deposit in trust with
the Redemption and Paying Agent the
Redemption Price with respect to any
shares where (1) the Notice of
Redemption relating to such redemption
provided that such redemption was
subject to one or more conditions
precedent and (2) any such condition
precedent shall not have been satisfied
at the time or times and in the manner
specified in such Notice of Redemption.
             (vi)	Notwithstandin
g anything to the contrary herein or in
any Notice of Redemption, if the Fund
shall not have redeemed MTPS Shares
on the applicable Redemption Date for
which a Notice of Redemption has been
provided, the Holders of the MTPS
Shares shall continue to be entitled to
receive dividends on such MTPS Shares
at the Dividend Rate for the period
from, and including, such Redemption
Date through, but excluding, the date on
which such MTPS Shares are actually
redeemed and such dividends, to the
extent accumulated, but unpaid, during
such period (whether or not earned or
declared but without interest thereon),
together with any Gross-Up Distribution
applicable thereto, shall be included in
the Redemption Price for such MTPS
Shares.
             (e)	Redemption and Paying
Agent as Trustee of Redemption Payments by
Fund.  All Deposit Securities transferred to the
Redemption and Paying Agent for payment of
the Redemption Price of MTPS Shares called for
redemption shall be held in trust by the
Redemption and Paying Agent for the benefit of
Holders of MTPS Shares so to be redeemed until
paid to such Holders in accordance with the
terms hereof or returned to the Fund in
accordance with the provisions of
Section 2.5(d)(iii) above.
             (f)	Compliance with
Applicable Law.  In effecting any redemption
pursuant to this Section 2.5, the Fund shall use
its best efforts to comply with all applicable
conditions precedent to effecting such
redemption under the 1940 Act and any
applicable Massachusetts law, but shall effect no
redemption except in accordance with the 1940
Act and any applicable Massachusetts law.
             (g)	Modification of
Redemption Procedures.  Notwithstanding the
foregoing provisions of this Section 2.5, the
Fund may, in its sole discretion and without a
shareholder vote, modify the procedures set
forth above with respect to notification of
redemption for the MTPS Shares (other than the
15-day period for delivery of a Notice of
Redemption), provided that such modification
does not materially and adversely affect the
Holders of the MTPS Shares or cause the Fund
to violate any applicable law, rule or regulation;
and provided further that no such modification
shall in any way alter the rights or obligations of
the Redemption and Paying Agent without its
prior consent.
             2.6	Voting Rights.
             (a)	One Vote Per MTPS
Share.  Except as otherwise provided in the
Declaration, this Statement, or as otherwise
required by law, (i) each Holder of MTPS
Shares shall be entitled to one vote for each
MTPS Share held by such Holder on each matter
submitted to a vote of shareholders of the Fund,
and (ii) the holders of outstanding Preferred
Shares, including Outstanding MTPS Shares,
and Common Shares shall vote together as a
single class; provided, however, that the Holders
of outstanding Preferred Shares, including
Outstanding MTPS Shares, shall be entitled, as a
class, to the exclusion of the Holders of all other
securities and Common Shares of the Fund, to
elect two trustees of the Fund at all times.
Subject to Section 2.6(b), the Holders of
outstanding Common Shares and Preferred
Shares, including MTPS Shares, voting together
as a single class, shall elect the balance of the
trustees.
             (b)	Voting for Additional
Trustees.
             (i)	Voting Period.
During any period in which any one or
more of the conditions described in
clauses (A) or (B) of this
Section 2.6(b)(i) shall exist (such period
being referred to herein as a "Voting
Period"), the number of trustees
constituting the Board of Trustees shall
be automatically increased by the
smallest number that, when added to the
two trustees elected exclusively by the
Holders of Preferred Shares, including
MTPS Shares, would constitute a
majority of the Board of Trustees as so
increased by such smallest number; and
the Holders of Preferred Shares,
including MTPS Shares, shall be
entitled, voting as a class on a one-vote-
per-share basis (to the exclusion of the
Holders of all other securities and
classes of capital stock of the Fund), to
elect such smallest number of additional
trustees, together with the two trustees
that such Holders are in any event
entitled to elect.  A Voting Period shall
commence:
             (A)	if, at
the close of business on any
dividend payment date for any
outstanding Preferred Shares
including any Outstanding
MTPS Shares, accumulated
dividends (whether or not
earned or declared) on such
outstanding Preferred Shares
equal to at least two (2) full
years' dividends shall be due
and unpaid and sufficient cash
or specified securities shall not
have been deposited with the
Redemption and Paying Agent
or other applicable paying agent
for the payment of such
accumulated dividends; or
             (B)	if at
any time Holders of Preferred
Shares are otherwise entitled
under the 1940 Act to elect a
majority of the Board of
Trustees.
A Voting Period shall terminate
upon all of such conditions
ceasing to exist.  Upon the
termination of a Voting Period,
the voting rights described in
this Section 2.6(b)(i) shall
cease, subject always, however,
to the revesting of such voting
rights in the Holders of
Preferred Shares upon the
further occurrence of any of the
events described in this
Section 2.6(b)(i).
             (ii)	Notice of
Special Meeting.  As soon as practicable
after the accrual of any right of the
Holders of Preferred Shares to elect
additional trustees as described in
Section 2.6(b)(i), the Fund shall call a
special meeting of such Holders and
notify the Redemption and Paying
Agent and/or such other Person as is
specified in the terms of such Preferred
Shares to receive notice (A) by mailing
or delivery by Electronic Means or
(B) by delivering in such other manner
and by such other means as are specified
in the terms of such Preferred Shares a
notice of such special meeting to such
Holders, such meeting to be held not
less than ten (10) nor more than twenty
(20) calendar days after the date of the
delivery by Electronic Means or mailing
of such notice or the delivery of such
notice by such other manner or means as
are described in clause (B) above.  If the
Fund fails to call such a special meeting,
it may be called at the expense of the
Fund by 25% of such Holders on like
notice.  The record date for determining
the Holders of Preferred Shares entitled
to notice of and to vote at such special
meeting shall be the close of business on
the fifth (5th) Business Day preceding
the calendar day on which such notice is
mailed or otherwise delivered.  At any
such special meeting and at each
meeting of Holders of Preferred Shares
held during a Voting Period at which
trustees are to be elected, such Holders,
voting together as a class (to the
exclusion of the Holders of all other
securities and classes of beneficial
interests of the Fund), shall be entitled
to elect the number of trustees
prescribed in Section 2.6(b)(i) on a one-
vote-per-share basis.
             (iii)	Terms of Office
of Existing Trustees.  The terms of
office of the incumbent trustees of the
Fund at the time of a special meeting of
Holders of Preferred Shares to elect
additional trustees in accordance with
Section 2.6(b)(i) shall not be affected by
the election at such meeting by the
Holders of MTPS Shares and such other
Holders of Preferred Shares of the
number of trustees that they are entitled
to elect, and the trustees so elected by
the Holders of MTPS Shares and such
other Holders of Preferred Shares,
together with the two (2) trustees elected
by the Holders of Preferred Shares in
accordance with Section 2.6(a) hereof
and the remaining trustees elected by the
Holders of the Common Shares and
Preferred Shares, shall constitute the
duly elected trustees of the Fund.
             (iv)	Terms of Office
of Certain Trustees to Terminate upon
Termination of Voting Period.
Simultaneously with the termination of a
Voting Period, the terms of office of the
additional trustees elected by the
Holders of the Preferred Shares pursuant
to Section 2.6(b)(i) shall terminate, the
remaining trustees shall constitute the
trustees of the Fund and the voting
rights of the Holders of Preferred Shares
to elect additional trustees pursuant to
Section 2.6(b)(i) shall cease, subject to
the provisions of the last sentence of
Section 2.6(b)(i).
             (c)	Holders of MTPS
Shares to Vote on Certain Matters.
             (i)	Certain
Amendments Requiring Approval of
MTPS Shares.  Except as otherwise
permitted by the terms of this Statement,
so long as any MTPS Shares are
Outstanding, the Fund shall not, without
the affirmative vote or consent of the
Holders of at least a majority of the
MTPS Shares of all Series Outstanding
at the time, voting together as a separate
class, amend, alter or repeal the
provisions of the Declaration, or this
Statement, whether by merger,
consolidation or otherwise, so as to
materially and adversely affect any
preference, right or power of such
MTPS Shares or the Holders thereof;
provided, however, that (A) a change in
the capitalization of the Fund in
accordance with Section 2.8 hereof shall
not be considered to materially and
adversely affect the rights and
preferences of the MTPS Shares, and
(B) a division of a MTPS Share shall be
deemed to materially and adversely
affect such preferences, rights or powers
only if the terms of such division
materially and adversely affect the
Holders of the MTPS Shares.  For
purposes of the foregoing, no matter
shall be deemed to materially and
adversely affect any preference, right or
power of a MTPS Share of any Series or
the Holder thereof unless such matter
(i) alters or abolishes any preferential
right or power of such MTPS Share or
(ii) creates, alters or abolishes any right
in respect of redemption of such MTPS
Share (other than solely as a result of a
division of a MTPS Share).  So long as
any MTPS Shares are Outstanding, the
Fund shall not, without the affirmative
vote or consent of the Holders of at least
66 2/3% of the MTPS Shares
Outstanding at the time, voting as a
separate class, file a voluntary
application for relief under Federal
bankruptcy law or any similar
application under state law for so long
as the Fund is solvent and does not
foresee becoming insolvent.
             (ii)	1940 Act
Matters.  Unless a higher percentage is
provided for in the Declaration, the
affirmative vote of the Holders of at
least "a majority of the outstanding
Preferred Shares," including all MTPS
Shares Outstanding at the time, voting
as a separate class, shall be required
(A) to approve any conversion of the
Fund from a closed-end to an open-end
investment company, (B) to approve any
plan of reorganization (as such term is
used in the 1940 Act) adversely
affecting such shares, or (C) to approve
any other action requiring a vote of
security holders of the Fund under
Section 13(a) of the 1940 Act.  For
purposes of the foregoing, the vote of a
"majority of the outstanding Preferred
Shares" means the vote at an annual or
special meeting duly called of (i) sixty-
seven percent (67%) or more of such
shares present at a meeting, if the
Holders of more than fifty percent
(50%) of such shares are present or
represented by proxy at such meeting, or
(ii) more than fifty percent (50%) of
such shares, whichever is less.
             (iii)	Certain
Amendments Requiring Approval of
Specific Series of MTPS Shares.  Except
as otherwise permitted by Sections
2.5(g) or 2.17, so long as any MTPS
Shares of a Series are Outstanding, the
Fund shall not, without the affirmative
vote or consent of the Holders of at least
a majority of the MTPS Shares of such
Series Outstanding at the time, voting as
a separate class, amend, alter or repeal
the provisions of the Appendix relating
to such Series, whether by merger,
consolidation or otherwise, so as to
materially and adversely affect any
preference, right or power of the MTPS
Shares of such Series or the Holders
thereof set forth in such Appendix;
provided, however, that (A) a change in
the capitalization of the Fund in
accordance with Section 2.8 hereof shall
not be considered to materially and
adversely affect the rights and
preferences of the MTPS Shares of such
Series, and (B) a division of a MTPS
Share shall be deemed to materially and
adversely affect such preferences, rights
or powers only if the terms of such
division materially and adversely affect
the Holders of the MTPS Shares of such
Series; and provided, further, that no
amendment, alteration or repeal of
(x) the obligation of the Fund to (i) pay
the Term Redemption Price on the Term
Redemption Date for a Series or
(ii) accumulate dividends at the
Dividend Rate (as set forth in this
Statement and the applicable Appendix
hereto) or adjust the basis for calculating
the Dividend Rate (including converting
the rate to a fixed rate, changing the
Index Rate or changing the Applicable
Spread) or (y) the provisions of the
Appendix setting forth the Term
Redemption Date or the Liquidation
Preference for the MTPS Shares, in each
case, for a Series, or the provisions of
this Statement relating to the extension
of the Term Redemption Date of a
Series, shall be effected without, in each
case, the prior unanimous vote or
written consent of the Holders of such
Series of MTPS Shares.  For purposes of
the foregoing, no matter shall be deemed
to materially and adversely affect any
preference, right or power of a MTPS
Share of a Series or the Holder thereof
unless such matter (i) alters or abolishes
any preferential right or power of such
MTPS Share or (ii) creates, alters or
abolishes any right in respect of
redemption of such MTPS Share.
             (d)	Voting Rights Set Forth
Herein Are Sole Voting Rights.  Unless
otherwise required by law, the Declaration or
this Statement, the Holders of MTPS Shares
shall not have any relative rights or preferences
or other special rights with respect to voting
such MTPS Shares other than those specifically
set forth in this Section 2.6; provided, however,
that nothing in this Statement or the Declaration
shall be deemed to preclude or limit the right of
the Fund (to the extent permitted by applicable
law) to contractually agree with any Holder or
Designated Owner of MTPS Shares of any
Series that any action or inaction by the Fund
shall require the consent or approval of such
Holder or Designated Owner.
             (e)	No Preemptive Rights
or Cumulative Voting.  The Holders of MTPS
Shares shall have no preemptive rights or rights
to cumulative voting.
             (f)	Voting for Trustees
Sole Remedy for Fund's Failure to Declare or
Pay Dividends.  In the event that the Fund fails
to declare or pay any dividends on any Series of
MTPS Shares on the Dividend Payment Date
therefor, the exclusive remedy of the Holders of
the MTPS Shares shall be the right to vote for
trustees pursuant to the provisions of this
Section 2.6.  Nothing in this Section 2.6(f) shall
be deemed to affect the obligation of the Fund to
accumulate and, if permitted by applicable law,
the Declaration and this Statement, pay
dividends at the Increased Rate in the
circumstances contemplated by Section 2.2(g)
hereof.
             (g)	Holders Entitled to
Vote.  For purposes of determining any rights of
the Holders of MTPS Shares to vote on any
matter, whether such right is created by this
Statement, by the Declaration, by statute or
otherwise, no Holder of MTPS Shares shall be
entitled to vote any MTPS Share and no MTPS
Share shall be deemed to be "Outstanding" for
the purpose of voting or determining the number
of shares required to constitute a quorum if,
prior to or concurrently with the time of
determination of shares entitled to vote or the
time of the actual vote on the matter, as the case
may be, the requisite Notice of Redemption with
respect to such MTPS Share shall have been
given in accordance with this Statement and
Deposit Securities for the payment of the
Redemption Price of such MTPS Share shall
have been deposited in trust with the
Redemption and Paying Agent for that purpose.
No MTPS Share held (legally or beneficially) or
controlled by the Fund shall have any voting
rights or be deemed to be outstanding for voting
or for calculating the voting percentage required
on any other matter or other purposes.
             (h)	Grant of Irrevocable
Proxy.  To the fullest extent permitted by
applicable law, each Holder and Designated
Owner may in its discretion grant an irrevocable
proxy with respect to the voting rights of the
MTPS Shares.
             2.7	Rating Agencies.  The Fund
shall use commercially reasonable efforts to cause at
least two Rating Agencies to issue long-term credit
ratings with respect to each Series of MTPS Shares for
so long as such Series is Outstanding.  The Fund shall
use commercially reasonable efforts to comply with any
applicable Rating Agency Guidelines in order for the
MTPS Shares to be rated by the relevant Rating
Agencies; provided however, that nothing herein shall
obligate the Fund to maintain any particular rating of the
MTPS Shares.  If a Rating Agency shall cease to rate the
securities of tax-exempt closed-end management
investment companies generally, the Board of Trustees
shall terminate the designation of such Rating Agency as
a Rating Agency hereunder.  The Board of Trustees may
elect to terminate the designation of any Rating Agency
as a Rating Agency hereunder with respect to a Series of
MTPS Shares so long as either (x) immediately
following such termination, there would be at least two
Rating Agencies with respect to such Series or (y) it
replaces the terminated Rating Agency with another
NRSRO and provides notice thereof to the Holders of
such Series; provided that such replacement shall not
occur unless such NRSRO shall have at the time of such
replacement (i) published a rating for the MTPS Shares
of such Series and (ii) entered into an agreement with the
Fund to continue to publish such rating subject to such
NRSRO's customary conditions.  The Board of Trustees
may also elect to designate one or more other NRSROs
as Other Rating Agencies hereunder with respect to a
Series of MTPS Shares by notice to the Holders of the
MTPS Shares.  The Rating Agency Guidelines of any
Rating Agency may be amended by such Rating Agency
without the vote, consent or approval of the Fund, the
Board of Trustees or any Holder of Preferred Shares,
including any MTPS Shares or Common Shares.
             2.8	Issuance of Additional Preferred
Shares.  So long as any MTPS Shares are Outstanding,
the Fund may, without the vote or consent of the Holders
thereof, authorize, establish and create and issue and sell
shares of one or more series of a class of senior
securities of the Fund representing stock under
Section 18 of the 1940 Act ranking on a parity with
MTPS Shares as to the payment of dividends and the
distribution of assets upon dissolution, liquidation or the
winding up of the affairs of the Fund, in addition to then
Outstanding Series of MTPS Shares, and authorize, issue
and sell additional shares of any such series of Preferred
Shares then outstanding or so established and created,
including additional Series of MTPS Shares, in each
case in accordance with applicable law, provided that the
Fund shall, immediately after giving effect to the
issuance of such additional Preferred Shares and to its
receipt and application of the proceeds thereof, including
to the redemption of Preferred Shares with such
proceeds, have Asset Coverage (calculated in the same
manner as is contemplated by Section 2.4(b) hereof) of
at least 225%.
             2.9	Status of Redeemed or
Repurchased MTPS Shares.  MTPS Shares that at any
time have been redeemed or purchased by the Fund
shall, after such redemption or purchase, have the status
of authorized but unissued Preferred Shares.
             2.10	Distributions with respect to
Taxable Allocations.  Holders of MTPS Shares shall be
entitled to receive, when, as and if declared by the Board
of Trustees, out of funds legally available therefor in
accordance with applicable law, the Declaration and this
Statement, additional dividends or other distributions
payable in an amount or amounts equal to the aggregate
Gross-Up Distributions as follows:
             (a)	Whenever the Fund
intends or expects to include a Taxable
Allocation in any dividend on the MTPS Shares,
the Fund shall, subject to Section 2.10(b), (i) in
addition to and in conjunction with the payment
of such dividend, pay the Gross-Up Distribution
payable in respect of the Taxable Allocation that
was included as part of such dividend and (ii)
during any Allocation Notification Period
(defined below), notify the Redemption and
Paying Agent of the fact that a Taxable
Allocation will be so included not later than 14
calendar days preceding the date specified in the
first sentence of Section 2.2(f) as the date on
which the payee with respect to such dividend is
established.  Whenever such advance notice (a
"Notice of Taxable Allocation") is received
from the Fund, the Redemption and Paying
Agent will, in turn, provide notice thereof to
each Holder and Designated Owner or its Agent
Member that has been identified in writing to the
Redemption and Paying Agent.  For purposes of
the foregoing, an "Allocation Notification
Period" shall begin with respect to a Series of
MTPS Shares when the Fund receives a written
notice from the Initial Purchaser of such Series
that the Initial Purchaser has transferred MTPS
Shares to a tender option bond trust and shall
end when the Fund receives a written notice
from the Initial Purchaser that such tender option
bond trust has terminated.
             (b)	If the Fund determines
that a Taxable Allocation must be included in a
dividend on the MTPS Shares but it is not
practicable to pay any required Gross-Up
Distributions concurrently with such dividend
pursuant to Section 2.10(a), then the Fund shall
pay such Gross-Up Distribution as soon as
reasonably practicable and without reference to
any regular Dividend Payment Date.  Similarly,
during any Allocation Notification Period, if the
Fund determines that a Taxable Allocation must
be included in a dividend on the MTPS Shares
but it is not practicable to comply with the
requirements for prior notice in Section 2.10(a),
then the Fund shall provide notice thereof to the
Redemption and Paying Agent as soon as
practicable, but in any event prior to the end of
the calendar year in which such dividend is paid.
Whenever such notice is received from the
Fund, the Redemption and Paying Agent will, in
turn, provide notice thereof to each Holder and
each Designated Owner or its Agent Member
that has been identified in writing to the
Redemption and Paying Agent.  For the
avoidance of doubt, this Section 2.10(b) is not
intended to excuse the Fund's obligations under
Section 2.10(a), but rather to provide a
mechanism for paying applicable Gross-Up
Distributions and providing notice thereof under
circumstances in which the Fund may not
become aware of the need to report a dividend as
other than as wholly an exempt-interest dividend
until it is not practicable to comply fully with
Section 2.10(a).  Moreover, the Fund shall not
be considered to have failed to comply with the
notice provisions of Section 2.10(a)(ii) to the
extent that (i) the Fund's determination of
whether a Taxable Allocation will be required
cannot be made prior to  the date on which
notice would otherwise be required, (ii) such
Taxable Allocation cannot be made with respect
to a later dividend because the current dividend
is the last with respect to the Fund's taxable
year, and (iii) the Fund timely complies with its
obligations for notice under this Section 2.10(b)
with respect to such events and Taxable
Allocation.
             (c)	Notwithstanding
anything to the contrary in this Statement, the
Fund shall not be required to make Gross-Up
Distributions with respect to any net capital
gains or other taxable income determined by the
Internal Revenue Service to be allocable in a
manner different from the manner used by the
Fund.  The Fund will promptly give notice to the
Redemption and Paying Agent of any such
determination, with instructions to forward such
notice to each Holder of affected MTPS Shares
of such Series during the affected periods at
such Holder's address as the same appears or
last appeared on the record books of the Fund.
             (d)	If the Fund determines
that a Taxable Allocation will be made with
respect to a dividend to be paid with respect to a
Series of MTPS Shares on a particular date
specified in Section 2.2(f) and notice of such
Taxable Allocation is required pursuant to
Section 2.10(a)(ii) or Section 2.10(b), to the
extent possible the Fund will cause such Taxable
Allocation to relate to the last day on which
dividends are declared that will be paid on such
date (and if the amount of the dividend declared
on that date is less than the Taxable Allocation,
the immediately preceding date, with such
process continuing to each preceding date in the
applicable Dividend Period until the full amount
of the Taxable Allocation is exhausted).
             2.11	Term Redemption Liquidity
Account and Liquidity Requirement.
             (a)	On or prior to the
Liquidity Account Initial Date with respect to
any Series of MTPS Shares, the Fund shall cause
the Custodian to segregate, by means of
appropriate identification on its books and
records or otherwise in accordance with the
Custodian's normal procedures, from the other
assets of the Fund (the "Term Redemption
Liquidity Account") Liquidity Account
Investments with a Market Value equal to at
least One Hundred Ten Percent (110%) of the
Term Redemption Amount with respect to such
Series.  The "Term Redemption Amount" for
any Series of MTPS Shares shall be equal to the
Term Redemption Price to be paid on the Term
Redemption Date for such Series, based on the
number of shares of such Series then
Outstanding, assuming for this purpose that the
Dividend Rate for such Series in effect at the
time of the creation of the Term Redemption
Liquidity Account for such Series will be the
Dividend Rate in effect for such Series until the
Term Redemption Date for such Series.  If, on
any date after the Liquidity Account Initial Date,
the aggregate Market Value of the Liquidity
Account Investments included in the Term
Redemption Liquidity Account for a Series of
MTPS Shares as of the close of business on any
Business Day is less than One Hundred Ten
Percent (110%) of the Term Redemption
Amount with respect to such Series, then the
Fund shall cause the Custodian and the Adviser
to take all such necessary actions, including
segregating additional assets of the Fund as
Liquidity Account Investments, so that the
aggregate Market Value of the Liquidity
Account Investments included in the Term
Redemption Liquidity Account for such Series is
at least equal to One Hundred Ten Percent
(110%) of the Term Redemption Amount with
respect to such Series not later than the close of
business on the next succeeding Business Day.
With respect to assets of the Fund segregated as
Liquidity Account Investments with respect to a
Series of MTPS Shares, the Adviser, on behalf
of the Fund, shall be entitled to instruct the
Custodian on any date to release any Liquidity
Account Investments from such segregation and
to substitute therefor other Liquidity Account
Investments, so long as (i) the assets of the Fund
segregated as Liquidity Account Investments in
the Term Redemption Liquidity Account at the
close of business on such date have a Market
Value equal to at least One Hundred Ten Percent
(110%) of the Term Redemption Amount with
respect to such Series and (ii) the Deposit
Securities included in the Term Redemption
Liquidity Account at the close of business on
such date have a Market Value equal to at least
the Liquidity Requirement (if any) determined in
accordance with Section 2.11(b) below with
respect to such Series for such date.  The Fund
shall not, and shall cause the Custodian to not,
permit any lien, security interest or encumbrance
to be created or permitted to exist on or in
respect of any Liquidity Account Investments
included in the Term Redemption Liquidity
Account for any Series of MTPS Shares, other
than liens, security interests or encumbrances
arising by operation of law and any lien of the
Custodian with respect to the payment of its fees
or repayment for its advances.
             (b)	The Market Value of
the Deposit Securities held in the Term
Redemption Liquidity Account for a Series of
MTPS Shares, from and after the 15th day of the
calendar month (or, if such day is not a Business
Day, the next succeeding Business Day) that is
the number of months preceding the calendar
month in which the Term Redemption Date for
such Series occurs, in each case as specified in
the table set forth below, shall not be less than
the percentage of the Term Redemption Amount
for such Series set forth below opposite such
number of months (the "Liquidity
Requirement"), but in all cases subject to the
provisions of Section 2.11(c) below:
Number of Months
Preceding Month of
Term Redemption Date
Market Value of Deposit
Securities as Percentage of
Term Redemption Amount
5
20%
4
40%
3
60%
2
80%
1
100%

             (c)	If the aggregate Market
Value of the Deposit Securities included in the
Term Redemption Liquidity Account for a
Series of MTPS Shares as of the close of
business on any Business Day is less than the
Liquidity Requirement in respect of such Series
for such Business Day, then the Fund shall cause
the segregation of additional or substitute
Deposit Securities in respect of the Term
Redemption Liquidity Account for such Series,
so that the aggregate Market Value of the
Deposit Securities included in the Term
Redemption Liquidity Account for such Series is
at least equal to the Liquidity Requirement for
such Series not later than the close of business
on the next succeeding Business Day.
             (d)	The Deposit Securities
included in the Term Redemption Liquidity
Account for a Series of MTPS Shares may be
applied by the Fund, in its discretion, towards
payment of the Term Redemption Price for such
Series as contemplated by Section 2.5(d).  Upon
the deposit by the Fund with the Redemption
and Paying Agent of Deposit Securities having
an initial combined Market Value sufficient to
effect the redemption of the MTPS Shares of a
Series on the Term Redemption Date for such
Series in accordance with Section 2.5(d)(ii), the
requirement of the Fund to maintain the Term
Redemption Liquidity Account as contemplated
by this Section 2.11 shall lapse and be of no
further force and effect.  Upon any extension of
the Term Redemption Date for a Series of
MTPS Shares pursuant to Section 2.5(a), the
then-current Liquidity Account Initial Date for
such Series shall be extended as provided in the
Appendix relating to such Series, and the
requirement of the Fund to maintain the Term
Redemption Liquidity Account with respect to
such Series in connection with such Liquidity
Account Initial Date shall lapse and shall
thereafter apply in respect of the Liquidity
Account Initial Date for such Series as so
extended.
             2.12	Global Shares.  Unless the
Board of Trustees determines otherwise, the MTPS
Shares will be issued in book-entry form as global
securities.  Such global securities will be deposited with,
or on behalf of, the Depository Trust Company and
registered in the name of Cede & Co., its nominee.
Beneficial interests in the global securities will be held
only through the Depositary Trust Company and any of
its participants.
             2.13	Notice.  All notices or
communications hereunder, unless otherwise specified in
this Statement, shall be sufficiently given if in writing
and delivered in person, by telecopier, by other
Electronic Means or by overnight delivery.  Notices
delivered pursuant to this Section 2.13 shall be deemed
given on the date received.
             2.14	Termination.  In the event that
no MTPS Shares of a Series are Outstanding, all rights
and preferences of the MTPS Shares of such Series
established and designated hereunder shall cease and
terminate, and all obligations of the Fund under this
Statement with respect to such Series shall terminate,
other than in respect of the payment of and the right to
receive the Redemption Price in accordance with
Section 2.5 of this Statement.
             2.15	Appendices.  The designation of
each Series of MTPS Shares shall be set forth in an
Appendix to this Statement.  The Board of Trustees may,
by resolution duly adopted, without shareholder
approval (except as otherwise provided by this
Statement or required by applicable law) (1) amend the
Appendix to this Statement relating to a Series so as to
reflect any amendments to the terms applicable to such
Series including an increase in the number of authorized
shares of such Series and (2) add additional Series of
MTPS Shares by including a new Appendix to this
Statement relating to such Series.
             2.16	Actions on Other than Business
Days.  Unless otherwise provided herein, if the date for
making any payment, performing any act or exercising
any right, in each case as provided for in this Statement,
is not a Business Day, such payment shall be made, act
performed or right exercised on the next succeeding
Business Day, with the same force and effect as if made
or done on the nominal date provided therefor, and, with
respect to any payment so made, no dividends, interest
or other amount shall accrue for the period between such
nominal date and the date of payment.
             2.17	Modification.  To the extent
permitted by applicable law, the Board of Trustees,
without the vote of the Holders of MTPS Shares, may
interpret or amend the provisions of this Statement or
any Appendix hereto to resolve any inconsistency or
ambiguity or to remedy any defect in connection
therewith, in each case above, so long as any such
interpretation or amendment does not materially and
adversely affect any preference, right or power of the
MTPS Shares or the Holders or Designated Owners
thereof, and, in addition to amendments permitted by
Sections 2.5(g) and 2.6(c) hereof, may amend this
Statement with respect to any Series of MTPS Shares
prior to the issuance of MTPS Shares of such Series.
             2.18	Transfers.
             (a)	Unless otherwise
permitted by the Fund, a Designated Owner or
Holder of any MTPS Shares of any Series may
sell, transfer or otherwise dispose of MTPS
Shares only in whole shares and only to
(i) Persons that such Designated Owner or
Holder reasonably believes are "qualified
institutional buyers" (as defined in Rule 144A
under the Securities Act or any successor
provision) in accordance with Rule 144A under
the Securities Act or any successor provision,
(ii) tender option bond trusts (whether tax-
exempt or taxable) in which all investors are
Persons that such Designated Owner or Holder
reasonably believes are "qualified institutional
buyers" (as defined in and in accordance with
Rule 144A under the Securities Act or any
successor provision), or (iii) other investors with
the prior written consent of the Fund.  The
restrictions on transfer contained in this
Section 2.18(a) shall not apply to any MTPS
Shares that are being registered and sold
pursuant to an effective registration statement
under the Securities Act or to any subsequent
transfer of such MTPS Shares.
             (b)	If at any time the Fund
is not furnishing information pursuant to
Section 13 or 15(d) of the Exchange Act, in
order to preserve the exemption for resales and
transfers under Rule 144A, the Fund shall
furnish, or cause to be furnished, to holders of
MTPS Shares and prospective purchasers of
MTPS Shares, upon request, information with
respect to the Fund satisfying the requirements
of subsection (d)(4) of Rule 144A.
             2.19	No Additional Rights.  Unless
otherwise required by law or the Declaration, the
Holders of MTPS Shares shall not have any relative
rights or preferences or other special rights with respect
to such MTPS Shares other than those specifically set
forth in this Statement; provided, however, that nothing
in this Statement shall be deemed to preclude or limit the
right of the Fund (to the extent permitted by applicable
law) to contractually agree with any Holder or
Designated Owner of MTPS Shares of any Series with
regard to any special rights of such Holder or Designated
Owner with respect to its investment in the Fund.
             2.20	Treatment of MTPS as Equity.
The Fund shall and each Holder and Designated Owner,
by virtue of acquiring MTPS Shares, is deemed to have
agreed for U.S. federal income tax purposes to treat the
MTPS Shares as equity.
             2.21	Limitation of Liability.  A copy
of the Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and it is agreed that this instrument is executed on behalf of the Board of Trustees of the Fund as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees, officers or Holders of Common
Shares or Preferred Shares of the Fund individually but are binding only upon the assets and property of the Fund.
[Signature Page Begins on the Following Page]


       IN WITNESS WHEREOF, DWS Strategic
Municipal Income Trust has caused this Statement to be signed on November 19, 2012 in its name and on its behalf by a duly authorized officer. Said officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.



By:
___________________
___________
	Name: 	John
Millette
	Title: 	Vice
President and Secretary


[Signature Page to the Statement Establishing and Fixing the
Rights and
Preferences of Floating Rate Municipal Term Preferred
Shares]
CHICAGO/#2374141.11


APPENDIX A
DWS STRATEGIC MUNICIPAL INCOME TRUST
FLOATING RATE MUNICIPAL TERM
PREFERRED SHARES, SERIES 2015
Preliminary Statement and Incorporation by
Reference
       This Appendix establishes a Series of Floating
Rate Municipal Term Preferred Shares of DWS Strategic Municipal Income Trust. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Floating Rate
Municipal Term Preferred Shares in that "Statement Establishing and Fixing the Rights and Preferences of Floating Rate Municipal Term Preferred Shares" dated
November 19, 2012 (the "MTPS Statement").  This
Appendix has been adopted by resolution of the Board
of Trustees of DWS Strategic Municipal Income Trust or
a duly authorized Committee.  Capitalized terms used
herein but not defined herein have the respective
meanings therefor set forth in the MTPS Statement.
       Section 1.	Designation as to Series.
       Floating Rate Municipal Term Preferred Shares,
Series 2015:  a series of Two Thousand Four Hundred
Nineteen (2,419) shares of Preferred Shares classified as Floating Rate Municipal Term Preferred Shares is
hereby designated as the "Floating Rate Municipal Term Preferred Shares, Series 2015" (the "Series 2015 MTPS Shares"). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the MTPS Statement
(except as the MTPS Statement may be expressly
modified by this Appendix), as are set forth in this
Appendix A.  The Series 2015 MTPS Shares shall
constitute a separate series of Preferred Shares and of the Floating Rate Municipal Term Preferred Shares and each
Series 2015 MTPS Share shall be identical.  The
following terms and conditions shall apply solely to the
Series 2015 MTPS Shares:
       Section 2.	Number of Authorized Shares
of Series.
       The number of authorized shares is Two
Thousand Four Hundred Nineteen (2,419).
       Section 3.	Date of Original Issue with
respect to Series.
       The Date of Original Issue is November 20,
2012.
       Section 4.	Liquidation Preference
Applicable to Series.
       The Liquidation Preference is $25,000 per share.
       Section 5.	Term Redemption Date
Applicable to Series.
       The Term Redemption Date is December 1,
2015, subject to extension pursuant to Section 2.5(a) of
the MTPS Statement.
       Section 6.	Liquidity Account Initial Date
Applicable to Series.
       The Liquidity Account Initial Date is June 1,
2015 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to
Section 2.5(a) of the MTPS Statement or, if such date is
not a Business Day, the Business Day immediately
preceding such date.
       Section 7.	Exceptions to Certain
Definitions Applicable to the Series.
       The following definitions contained under the
heading "Definitions" in the MTPS Statement are hereby
amended as follows:
       Not applicable.
       Section 8.	Additional Definitions
Applicable to the Series.
       The following terms shall have the following
meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:
             (a)	"Dividend Payment Date"
means, with respect to the Series 2015 MTPS Shares, the
first Business Day of each calendar month that any
Series 2015 MTPS Shares are Outstanding.
             (b)	"Dividend Period" means, with
respect to the Series 2015 MTPS Shares, in the case of
the first Dividend Period, the period beginning on the
Date of Original Issue for such Series and ending on and including November 30, 2012, and for each subsequent
Dividend Period, the period beginning on and including
the first calendar day of the month following the month
in which the previous Dividend Period ended and ending
on and including the last calendar day of such month.
             (c)	"Initial Purchaser" means, with
respect to the Series 2015 MTPS Shares, the purchaser
of the MTPS Shares as of the Original Issue Date.
             (d)	"S&P Guidelines" shall mean
the applicable Rating Agency Guidelines published by
S&P, as may be amended from time to time, in
connection with maintaining a rating of Series 2015
MTPS Shares by S&P.  As of the Date of Original Issue,
the S&P Guidelines related to the S&P Minimum Asset
Coverage Amount are as set forth in Exhibit I.
             (e)	"Valuation Date" means the
date on which the S&P Minimum Asset Coverage
Amount must be calculated, i.e., each Business Day.
       Section 9.	Additional Terms Applicable to
Series 2015 MTPS Shares.
       The following additional terms shall apply to
Series 2015 MTPS Shares:
             (a)	Optional Redemption.  For so
long as any of the Series 2015 MTPS Shares are
Outstanding and owned (or deemed owned) by the Initial Purchaser, the Fund may redeem Outstanding Series
2015 MTPS Shares pursuant to Section 2.5(c) of the
MTPS Statement solely for purposes of decreasing the
leverage of the Fund and the Fund may not use proceeds
from the issuance of senior securities (as such term is defined under the 1940 Act) in order to effect a redemption of Outstanding Series 2015 MTPS Shares
pursuant to Section 2.5(c) of the MTPS Statement. Notwithstanding the foregoing, during the six-month period immediately preceding the Term Redemption
Date for Series 2015 MTPS Shares, the Fund may
redeem pursuant to Section 2.5(c) of the MTPS
Statement all (but not less than all) Outstanding Series
2015 MTPS Shares using the proceeds from the issuance
of senior securities (as the term is defined under the
1940 Act) or otherwise without decreasing the leverage
of the Fund.
       Section 10.	S&P Ratings Guidelines
       So long as S&P is a designated Rating Agency
for the Series 2015 MTPS Shares, the Fund shall comply
with the following:
             (a)	The Fund shall comply with the
S&P Guidelines with respect to the then-current rating of
the Series 2015 MTPS Shares.
             (b)	The Fund shall not, after the
Date of Original Issue of the Series, without
confirmation from S&P that such transaction would not
impair the rating then assigned by S&P to the Series
2015 MTPS Shares, invest in inverse floating rate
securities issued by special purpose trusts whose
sponsors have recourse to the Fund pursuant to a
separate shortfall and forbearance agreement.
             (c)	The Fund shall provide S&P all
documentation and materials necessary for the ongoing
surveillance of the Fund.
             (d)	The Fund shall notify S&P of
any amendments to the Declaration or Statement.
       Section 11.	S&P Minimum Asset Coverage
Amount Failure.
             (a)	Except as otherwise provided
below, the Fund shall redeem Preferred Shares, if the
Fund fails to have S&P Eligible Assets (if S&P is then
rating the Series 2015 MTPS Shares) with a Discounted
Value greater than or equal to the S&P Minimum Asset
Coverage Amount with respect to the then-current rating
of the Series 2015 MTPS Shares, and such failure is not
cured on or before the S&P Minimum Asset Coverage
Cure Date.  In the event of failure by the Fund to have
S&P Eligible Assets with a Discounted Value greater
than or equal to the S&P Minimum Asset Coverage
Amount (if S&P is then rating the Series 2015 MTPS
Shares), the Fund may seek to cure such failure on or
prior to the S&P Minimum Asset Coverage Cure Date
by complying with the requirements of S&P applicable
to the then-current rating of the Series 2015 MTPS
Shares, as in effect at the time of such failure. Alternatively, on or prior to such S&P Minimum Asset
Coverage Cure Date, the Fund may choose to cure by terminating the services of S&P.
             (b)	The number of Preferred Shares
to be redeemed, which at the Fund's sole option (to the extent not prohibited by the 1940 Act and Massachusetts law) may include any number or proportion of Preferred
Shares of any series, shall be equal to the lesser of (i) the minimum number of Preferred Shares the redemption of which, if deemed to have occurred immediately prior to
the opening of business on the S&P Minimum Asset
Coverage Cure Date, would result in the Fund's having
S&P Eligible Assets (if S&P is then rating the Series
2015 MTPS Shares) with a Discounted Value greater
than or equal to the S&P Minimum Asset Coverage
Amount on such S&P Minimum Asset Coverage Cure
Date (provided, however, that, if there is no such
minimum number of Preferred Shares the redemption of
which would have such result, all Series 2015 MTPS
Shares and other Preferred Shares then outstanding shall
be redeemed), and (ii) the maximum number of
Preferred Shares that can be redeemed out of funds
legally available therefor in accordance with the
Declaration and applicable law.
             (c)	The Fund shall effect such
redemption on the date fixed by the Fund therefor, which date shall not be later than 30 calendar days after the S&P Minimum Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of MTPS
Shares and other Preferred Shares which are subject to redemption or the Fund otherwise is unable as a result of applicable law to effect such redemption on or prior to 30 calendar days after the S&P Minimum Asset
Coverage Cure Date, the Fund shall redeem those MTPS
Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. The Fund will redeem any Series 2015 MTPS Shares at a redemption price equal to $25,000 per share, plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board of Trustees for redemption.
[Signature page follows.]


       IN WITNESS WHEREOF, DWS Strategic
Municipal Income Trust has caused this Appendix to be signed on November 19, 2012 in its name and on its behalf by a duly authorized officer.




By:
	________________
______________
	Name: 	John
Millette
	Title: 	Vice
President and Secretary



[Signature Page to the Appendix Establishing and Fixing the
Rights and
Preferences of Floating Rate Municipal Term Preferred
Shares]
CHICAGO/#2374141.11